Exhibit 10.9

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made as of [September 12th], 2013, by and between ADTRAN, INC., a Delaware corporation with headquarters at 901 Explorer Boulevard, Huntsville, Alabama 35806 (hereinafter called “ADTRAN, Inc.” or the “Sublandlord”), and MOBILE IRON, INC., a Delaware corporation with headquarters at 415 East Middlefield Road, Mountain View, California 94043 (hereinafter called the “Subtenant”).

WHEREAS, the Sublandlord is in rightful possession of premises located at 448 East Middlefield Road, Mountain View, California 94043, under that certain Office Lease between Shamrock Middlefield, LLC (“Master Landlord”) and ADTRAN, Inc. (“Sublandlord”), dated March 9, 2006, and amended per an Extension of Lease agreement, dated August 13, 2010, a copy of which is attached hereto as Exhibit “A” (hereinafter referred to as the “Master Lease”); and

WHEREAS, the Sublandlord wishes to sublease to the Subtenant the entirety of 448 East Middlefield Road, Mountain View, California 94043 on the terms stated herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the premises located at 448 East Middlefield Road, Mountain View, California 94043, which is deemed to contain 13,445 square feet of rentable area, which subleased space is hereinafter called the “Subleased Premises” (a floor plan of the Subleased Premises is included in Exhibit “B” hereof). Subtenant shall have the right to access and use all of the “common areas” (as defined in the Master Lease) serving the Subleased Premises, as and to the extent Sublandlord has the right to access and use the common areas under the Master Lease.

2. Sublease Term. The term of this Sublease shall commence on the later of (the “Commencement Date”): (i) August 1, 2013; and (ii) the date by which this Sublease has been approved in writing by Master Landlord and has been fully executed by Sublandlord and Subtenant, and shall continue until March 12, 2016 (hereinafter called the “Term”).

(a)	In the event of any holding over by Subtenant, Subtenant shall be obligated to reimburse Sublandlord for any additional amounts Sublandlord is obligated to pay Master Landlord pursuant to the Master Lease.

(b)	Subtenant’s Access to Premises. Provided that Master Landlord has approved this Sublease and Subtenant has provided evidence of the insurance required in Section 18 hereof, Subtenant shall have access to the Subleased Premises upon the Commencement date, subject to the terms of this Sublease. On or before the Commencement Date, Sublandlord shall provide Subtenant with all of Sublandlord’s keys, key cards, or similar access devices for any and all interior and exterior doors to the Subleased Premises.

(c)	Free Rent Period. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not be required to pay Rent, as defined below, for the first 30-day period following the Commencement Date, said period to be the “Free Rent Period.”

ADTRAN Confidential

3. Rent.

(a)	Rent. Subtenant shall pay rent to Sublandlord as provided herein. Subtenant hereby agrees to pay to Sublandlord monthly “Rent” on the Commencement Date and thereafter on first day of each calendar month of the Term. Rent shall include “Base Rent” and “Additional Rent” as defined herein this Section 3. All Rent payable under this Sublease shall be paid without any setoff or deduction whatsoever.

(b)	Base Rent. Beginning on the Commencement Date, Subtenant hereby agrees to pay to Sublandlord monthly “Base Rent” as the follows:

Monthly Base Rent Schedule:	Months	Monthly Base Rent

	1	$0

	2	$9,025.50 ($1.90 per rentable square foot, less the $16,520 Rent Reduction defined in Section 7.B below)

	3-12	$25,545.50 ($1.90 per rentable square foot)

	13-24	$26,352.20 ($1.96 per rentable square foot)

	25-3/12/2016	$27,158.90-($2.02 per rentable square foot)

(c)

Additional Rent. In addition to Base Rent, Subtenant shall be responsible for all “Building Operating Expenses” and shall pay Sublandlord for all such Building Operating Expenses for which Sublandlord is responsible in accordance to the Master Lease Sections 3.2 through 3.3(d) inclusive, all such payments over and above the Base Rent to be considered “Additional Rent;” provided, however, that no Additional Rent shall be due or payable by Subtenant during the Free Rent Period. As of July 2013, the current Building Operating Expenses under the Master Lease are $0.351 per rentable square feet, or $4,721.58 per month. Subtenant acknowledges that the Building Operating Expenses are subject to increase and/or decrease throughout the Sublease Term, but only as and to the extent provided in the Master Lease. Subtenant shall reimburse and pay along with its Base Rent, the Building Operating Expenses as set out in the Master Lease, provided that Subtenant has received a written invoice from Sublandlord of the amount of Building Operating Expenses due under the Master Lease at least 30 days in advance of their due date under this Sublease. Subtenant shall also assume responsibility for any additional expenses described as the obligation of the Sublandlord in the Master Lease that result from Subtenant’s use

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of the Premises during the Term. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not be required to pay any Rent that is (i) fairly allocable to any period of time before or after the Term (except as a result of any holdover by Subtenant after the expiration of the Term, or as otherwise provided in Paragraph 2(c) above), (ii) due as a result of any default by Sublandlord (through no fault of Subtenant) of any of Sublandlord’s obligations under the Master Lease, (iii) payable as a result of the negligence or willful misconduct of Sublandlord or any of its employees, agents or contractors, or (iv) related to costs incurred in connection with the presence of any Hazardous Materials on or under the Subleased Premises, except to the extent caused by the introduction of the Hazardous Material in question by Subtenant or any of its agents, employees, contractors or invitees. Additionally, Sublandlord shall enforce on behalf of and at the written request of Subtenant all audit rights of the “Tenant” under Section 3.3(a) of the Master Lease, provided that Subtenant pays Sublandlord within fifteen (15) days after written demand any and all reasonable out-of-pocket costs incurred by Sublandlord in enforcing such rights.

(d)	Notwithstanding the preceding to the contrary, Subtenant shall have no obligation to pay the “Minimum Monthly Rent” as defined in Section 3.1 of the Master Lease, and instead shall only be obligated to pay to Sublandlord the Base Rent plus the Building Operating Expenses as defined herein.

(e)	If the Term of this Sublease shall commence or end on a date other than the first or last day of a calendar month respectively, the Rent for such partial period shall be prorated based on the number of days in that month during which the Term was in effect.

(f)	All payments shall be made to Sublandlord in the manner prescribed in the notice clause herein at the following address:

ADTRAN, INC.

901 Explorer Blvd.

Huntsville, Alabama 35806

Attention: Sarah Butler

(g)	Prepaid Rent. Upon execution of this Sublease, Subtenant shall pay to Sublandlord in advance Twenty-Nine Thousand Five Hundred Thirty Dollars ($29,530.00), which shall be applied as a credit against the first installment(s) of Rent due under this Sublease.

(h)	Subtenant’s Operating Costs. Except as otherwise specified in this Sublease, the Sublandlord shall not be required to furnish any services of facilities or make any repairs or alterations in or to the Sublease Premises, and Subtenant hereby agrees to take responsibility for the condition, operation, repair, replacement, provision of utility services, and maintenance of/for the Sublease Premises, as and only to the extent that Sublandlord is required to perform such obligations under the Master Lease with respect to the Term.

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4. Security Deposit. Subtenant shall deposit with Sublandlord a security deposit equal to Thirty Thousand Two Hundred Sixty Seven Dollars ($30,267) (the “Security Deposit”) upon execution of this Sublease. This sum shall be retained by Sublandlord as security for the payment by Subtenant of the Basic Rent and Additional Rent and for the faithful performance by Subtenant of all the other terms, covenants, and conditions of this Sublease.

It is understood that the Security Deposit is not to be considered as the last month’s Rent. Sublandlord may, but is not obligated to, apply a portion of the Security Deposit to cure any default (beyond any applicable notice and cure periods) hereunder, and Subtenant shall pay within ten (10) days of receipt of written demand the amount necessary to restore the Security Deposit in full. The Security Deposit shall not constitute liquidated damages. Sublandlord will return any unused portion of the Security Deposit to Subtenant no later than (30) days after the expiration of the Sublease Term that is not necessary to cure any default of Subtenant. If the Security Deposit is insufficient to cover Sublandlord’s actual damages, Subtenant shall pay promptly on demand to Sublandlord an amount sufficient to fully compensate Sublandlord for Subtenant’s breach. Sublandlord may (but is not obligated to) exhaust any or all rights and remedies against Subtenant before drawing from the Security Deposit. Sublandlord shall not be required to pay Subtenant any interest on the Security Deposit nor hold same in a separate account.

5. Use. Subtenant warrants and covenants that the Subleased Premises shall be used in accordance with the terms and conditions of the Master Lease for the purpose of general office and related legal uses (see Section 7a of the Fundamental Lease Provisions of the Master Lease), and any other related lawful purpose in conformity to municipal zoning requirements. Subtenant agrees not to use the Sublease Premises in any manner inconsistent with the above stated purpose or inconsistent with the Master Lease.

6. Physical Condition of Subleased Premises. On the Commencement Date, the Subleased Premises shall be delivered to Subtenant in broom clean condition with all building systems including but not limited to doors, fencing, plumbing, electrical and mechanical systems in good working order and condition and in compliance with applicable law, and free of any furniture, equipment and other personal property of Sublandlord or any prior occupant (other than the Personal Property defined below). Notwithstanding the foregoing or anything to the contrary contained in this Sublease, if (i) Subtenant discovers any malfunction or other defect in the heating, ventilation and air conditioning (“HVAC”), plumbing, or fire sprinkler and life safety systems serving the Subleased Premises at any time prior to the end of the forty-fifth (45th) day after the Commencement Date, (ii) Subtenant provides written notice of such malfunction or other defect to Sublandlord prior to the end of such forty-five (45) day period, and (iii) such malfunction or other defect was not caused by Subtenant’s or any of its agents’, employees’ or contractors’ improper acts or misuse of such systems, or any alterations or improvements to the Subleased Premises made by Subtenant, then Sublandlord shall remedy any and all such malfunctions or other defects, at no cost or expense to Subtenant, within a commercially reasonable time after Sublandlord’s receipt of such notice from Subtenant. Further, Sublandlord shall assign to Subtenant any and all warranties held by Sublandlord with respect to the building systems serving the Subleased Premises or other items that Subtenant is responsible to maintain under this Sublease, and Sublandlord shall promptly upon request by Subtenant use commercially reasonable efforts to enforce such warranties for the benefit of

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Subtenant. With respect to repairs that are the obligation of Master Landlord under the Master Lease, Sublandlord’s obligations under this sentence shall be limited to using commercially reasonable efforts to cause Master Landlord to perform such obligations. Subtenant acknowledges and agrees that it has the right to examine the physical condition of the Subleased Premises and, except for the Master Landlord’s obligations under the Master Lease and the Sublandlord’s obligations under this Section 6 and elsewhere in this Sublease, accepts the same on an “as is” basis in its present condition as being satisfactory to Subtenant and Subtenant’s intended use thereof.

7. Improvements:

(a) Prior to this Sublease, Subtenant surveyed the Sublease Premises and identified the following needed improvements:

1)	Replace all broken, stained or damaged ceiling tiles and provide a sufficient number of extra ceiling tiles in an amount equal to the existing number of electrical power drops from the ceiling located in the labs area;

2)	Leave all existing electrical power drops in large lab;

3)	Remove all server racks and racking bolts from floors in labs and server rooms and repair VCT flooring as necessary,

4)	Repair, patch and touch up walls;

5)	Remove all of Sublandlord’s installed telephone wiring and data cabling from the Subleased Premises;

6)	Removal of Sublandlord’s installed security system; and

7)	With permission deemed granted by Master Landlord by virtue of its consent to this Sublease, remove and discard as deemed appropriate all of Master Landlord’s furniture from the site that is not wanted by Subtenant and /or included on the list of Personal Property, attached hereto as Exhibit C, and further described in Section 8 of this Sublease.

8)	Replace all bad ceiling light ballasts and bulbs.

9)	5-yr fire sprinkler inspection & tag

10)	Repair leak at interior wall of office R323 and related wall stains and damage, clean/unclog roof drains, remove debris from roof, install “Do not step sign” where composite roof is bubbling, lube and tune on rear exterior door,

11)	Repair/inspect faucet, repair/replace leaking shower head, patch sheet rock where water-damaged in Store Room R312,

12)	Check and open HVAC damper as-needed at the Reception Area

(b) Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall be entitled to a Sixteen-Thousand Five Hundred Twenty Dollars ($16,520) reduction in the first installment of Base Rent payable under this Sublease (the “Rent Reduction”) as consideration for Subtenant’s cost of completing the needed improvements described under Section 7.A hereof.

(c) Subtenant Improvements: Additionally, Sublandlord and Master Landlord (by reason of its consent to this Sublease) conceptually approve Subtenant’s construction of the following improvements to the Subleased Premises (such “Subtenant Improvements” as more particularly described on the floor plan attached as Exhibit B and made a part hereof), provided that such improvements are constructed in accordance with Section 8.3 of the Master Lease and at the sole cost of Subtenant:

1)	Install security/alarm system.

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2)	Mount TV screens on walls (locations TBD).

3)	Possibly add additional lighting in Legal area (cubes T25/T26/T27).

4)	If needed, upgrade power in kitchen to support all new appliances.

5)	Install carpeting in 3 rooms identified as R310/R315/R317 on attached floor plan.

6)	Install cubicles and work tables as per layout in the attached floor plan.

7)	Install power and data/voice for all work spaces, offices, conference rooms, and copier/fax equipment.

8)	Install projection screens and white boards in conference rooms.

9)	Install MobileIron logo on street monument.

10)	Petition the City for a crosswalk.

8. Furniture and Cubes. The furniture and cubicles described on Exhibit C attached hereto and made a part hereof, herein referred as “Personal Property” owned by the Master Landlord, will remain in the Subleased Premises and are included in the rental price of the Master Lease. Subtenant shall have the right to use the Personal Property under the terms of the Master Lease at no additional charge. Notwithstanding the foregoing, Sublandlord and Master Landlord (by virtue of its consent to this Sublease) agree that Subtenant may, over the term of the Sublease , and at Subtenant’s sole cost and expense, remove and discard any Personal Property as the Subtenant elects. In the event Subtenant uses any of the Personal Property, it will be on an “as is” basis with no representation or warranty whatsoever. Except as otherwise provided in this Sublease, in no event shall Sublandlord have any obligation or liability whatsoever to Subtenant with respect to the physical condition of the Subleased Premises or the Personal Property. Sublandlord makes no representation or warranty as to the condition of the Personal Property, or to its suitability for Subtenant’s use.

9. Signage. Subtenant shall have all signage rights available to Sublandlord in accordance with the Master Lease, and Subtenant shall bear all costs associated with any existing or new signage installed by Subtenant.

10. Parking. Subtenant shall have the right to all of the available parking for the Subleased Premises in accordance with the Master Lease.

11. Mutual Assistance in Enforcement of Master Lease. Notwithstanding the foregoing, Sublandlord will promptly forward any written maintenance requests, written notices regarding interruption of services, or similar written requests for the Master Landlord to perform its obligations under the Master Lease to the Master Landlord and will, to the extent necessary, assist in facilitating communication of such issues between Master Landlord and Subtenant until they are resolved. If the Master Landlord fails to perform its obligations under the Master Lease upon receipt of a request from Sublandlord (on behalf of Subtenant) to perform such obligations, Sublandlord will use diligent, good faith efforts to obtain Master Landlord’s performance, and Subtenant shall reimburse Sublandlord for all reasonable out-of-pocket costs incurred by Sublandlord in so doing. If, after receipt of written request from Subtenant, Sublandlord shall fail or refuse to take action for the enforcement of Sublandlord’s rights against Master Landlord with respect to the Subleased Premises (“Action”), or if Master Landlord shall fail or refuse to perform, Subtenant shall have the right to take such Action in its own name and, for that purpose

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and only to such extent, all of the rights of Sublandlord as Tenant under the Master Lease hereby are conferred upon and assigned to Subtenant, and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such Action against Master Landlord m Subtenant’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such Action in Sublandlord’s name; provided that Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, and, provided further, that Subtenant shall indemnify, protect, defend by counsel reasonably satisfactory to Sublandlord and hold Sublandlord harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, reasonable attorneys’ fees and expenses) which Sublandlord may incur or suffer by reason of such Action, except for any such liability, loss, claims, demands, suits, penalties or damage which Sublandlord may incur or suffer by reason of Sublandlord’s or any of its authorized representatives’ negligent acts or omissions or willful misconduct.

12. Relationship to Master Lease. This Sublease is subject and subordinate to all the provisions in the Master Lease, and neither Sublandlord nor Subtenant shall commit or permit to be committed any act or omission that will violate any provisions of the Master Lease with respect to the Subleased Premises. Except as otherwise expressly provided in this Sublease, Subtenant agrees to perform all the terms and conditions of the Master Lease that are to be observed and performed by Sublandlord under the Master Lease with respect to the Term of this Sublease and Subtenant shall be responsible for and perform the obligations of the “Tenant” under the Master Lease first accruing from and after the Commencement Date of this Sublease. Subtenant’s obligations shall not include (and Sublandlord’s obligations under this Sublease shall include) the obligations of Sublandlord under the Master Lease that (i) are otherwise inconsistent with any other terms or conditions of this Sublease or that Subtenant has no obligation to perform (e.g., Sublandlord’s obligation to pay Base Rent under the Master Lease and Sublandlord’s surrender obligations under the Master Lease) (collectively referred to herein as “Sublandlord’s Remaining Obligations”), or (ii) are applicable to any period of time before possession of the Subleased Premises has been delivered to Subtenant or after the expiration or earlier termination of the term of this Sublease. Sublandlord shall not agree to amend or modify the Master Lease in any way so as to materially or adversely affect Subtenant or its interest thereunder, increase Subtenant’s obligations thereunder or materially restrict Subtenant’s rights thereunder, without the prior written approval of Subtenant, which may be withheld in Subtenant’s sole (but reasonable) discretion. Sublandlord shall not voluntarily terminate the Master Lease during the term of this Sublease for any reason (including, without limitation, any damage to or destruction of the Subleased Premises caused by a casualty or eminent domain action) without Subtenant’s prior written approval. If Sublandlord shall be entitled to receive under the Master Lease an abatement of rent as to the Subleased Premises (applicable to any period after the Commencement Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate abatement of Rent under this Sublease. Subtenant acknowledges that certain of the rights of “Tenant” under the Master Lease are not transferable to Subtenant, including, without limitation, Section 23.11. Real Estate Brokers; Finders, Section 24. Option to Extend, Section 26. Tenant Improvement Allowance, and Section 27. Termination, and agrees and acknowledges that such unavailability of rights shall not constitute a breach or failure of this Sublease. Except as set forth in the following sentence, if the Master Lease terminates, this Sublease shall terminate, and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if this Sublease terminates as a result of a default of one of the

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parties under this Sublease or the Master Lease, or both, the defaulting party shall be liable and responsible to the non-defaulting party for all claims, demands and damages suffered by the non-defaulting party as a result of such termination. In the event of any such termination of the Master Lease or re-entry or repossession of the Premises by Master Landlord, Master Landlord may, at its sole discretion and option, take over all right, title, and interest of Sublandlord under this Sublease and Subtenant shall, at Master Landlord’s option, attorn to Master Landlord, but Master Landlord shall not:

(a) be liable for any previous act or omission of Sublandlord under this Sublease,

(b) be subject to any defense or offset previously accrued in favor of the Subtenant against Sublandlord, or

(c) be bound by any previous modification of this Sublease made without Master Landlord’s written consent (which consent shall not be unreasonably withheld) or by any previous prepayment of more than one month’s rent that is not received by Master Landlord. Sublandlord shall in no event be liable to Subtenant for any breach of Master Landlord under the Master Lease through no fault of Sublandlord.

13. Default. Subtenant shall be considered in default if any Rent provided for herein shall be due and remain unpaid within five (5) business days of notice from Sublandlord (provided however, Sublandlord shall not be obligated to provide notice of payment defaults more than two times in any twelve-month period) or if Subtenant is responsible for the occurrence of any of the non-monetary events of default set forth in Section 16 of the Master Lease which are not cured by Subtenant within thirty (30) days (or such longer time as may reasonable be necessary to cure such default) after Subtenant’s receipt of a written notice of such default from Sublandlord. In the event of any default by Subtenant under this Sublease beyond applicable notice and cure periods, Sublandlord shall have all rights pursuant to Sections 16.2, 16.4 and 16.6 of the Master Lease and all remedies provided by applicable law. Sublandlord may resort to its remedies cumulatively or in the alternative.

14. Master Landlord Notices. The parties hereby acknowledge and agree to immediately provide each other with any and all notices of default which such party may receive from the Master Landlord. In the event that Master Landlord gives Sublandlord notice that Sublandlord has committed a default under the Master Lease, Sublandlord shall immediately provide Subtenant with a copy of such notice and the opportunity to cure such default on behalf of Sublandlord. If Subtenant cures a default by Sublandlord under the Master Lease, Sublandlord shall pay all of Subtenant’s reasonable costs, charges, and expenses, including the reasonable fees of legal counsel, agents, and others retained by Subtenant in connection therewith.

15. Protection of Sublandlord. Except to the extent caused by the negligence or willful misconduct of, or any violation of law (through no fault of Subtenant) by Sublandlord, Master Landlord, or any of their respective employees, officers, partners or directors, or Sublandlord’s breach of this Sublease or the Master Lease (through no fault of Subtenant), Subtenant shall indemnify, hold Sublandlord and Master Landlord harmless, and defend and protect Sublandlord and Master Landlord, their employees, partners, directors, and officers from and against any and all claims, actions, damages, or liability and all obligations, suits, losses, judgments (including,

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without limitation, all reasonable costs, attorney’s fees, and expenses incurred in connection therewith) in connection with any loss, injury, or damage to any person or property occurring in, on, or about the Subleased Premises to the extent arising out of Subtenant’s use of the Subleased Premises or any breach or default by Subtenant under this Sublease. Without limitation, Subtenant shall keep the Subleased Premises free and clear of all liens or claims of lien arising out of any work performed, materials furnished, or obligations incurred on or to the Subleased Premises by or on behalf of Subtenant, and Subtenant agrees to indemnify, defend, and hold harmless the Sublandlord and Master Landlord in connection therewith. The provisions of this Section 15 shall survive the expiration or termination of this Sublease with respect to any claims or liability occurring prior to such expiration or termination.

16. Assignment, Sublease and Permitted Transfer. All of the assignment and subletting provisions of Section 15 of the Master Lease are incorporated into this Sublease and Subtenant shall have all of the rights and obligations that Sublandlord has under this Section as the “Tenant” under the Master Lease, including without limitation, the right to enter into a “Permitted Transfer” (as defined in the Master Lease). Except in the case of a Permitted Transfer, any proposed assignment of this Sublease, o r sublease of the Subleased Premises by Subtenant shall be subject to the approval of Sublandlord, said approval by Sublandlord not to be unreasonable withheld.

17. Public Liability Insurance; Waiver of Subrogation. Subtenant agrees to maintain insurance in the types and amounts described in Section 11.1 of the Master Lease, except that any such commercial general liability insurance shall also name Sublandlord as an additional insured. Sublandlord shall be furnished a certificate of insurance evidencing such insurance, which will include a waiver of subrogation in favor of Sublandlord in connection with any property insurance carried by Subtenant. Failure to provide such insurance certificate shall be considered an event of default giving Sublandlord the option to terminate this Sublease if such failure is not cured by Subtenant within five (5) days after Subtenant’s receipt of written notice of such failure from Sublandlord. Notwithstanding anything to the contrary in this Sublease or the Master Lease, the waiver of subrogation provisions contained in Section 11.2 of the Master Lease shall be deemed a three-party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent to the Sublease).

18. Consent of the Master Landlord. The Master Landlord’s Consent is attached hereto as Exhibit “D” and made a part hereof.

19. Disclosure/Commission. Sublandlord and Subtenant hereby acknowledge that Colliers International, (“Listing Broker”), is acting as the sole real estate representative for Sublandlord and Cresa (“Procuring Broker”) is acting as the sole real estate representative for Subtenant. According to Sublandlord’s agreement with Colliers International, Sublandlord will pay a commission to Colliers International and Colliers International will split the commission payment with the procuring broker, Cresa, per said agreement.

20. Notices. Each notice required or permitted to be given hereunder must comply with the requirements of the Master Lease, Section 18. Notices. Any party shall have the right from time to time to change the address to which notices to it shall be sent and to specify up to two additional addresses to which copies of notices to it shall be sent by giving notice to the other party or parties in the manner as provided in Section 18 of the Master Lease.

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The addresses for the parties are as follows:

Sublandlord:	ADTRAN, Inc.
901 Explorer Blvd.
Huntsville, Alabama 35806
Attention: Department of Legal Affairs & Contracts

with a copy to:

901 Explorer Blvd.
Huntsville, Alabama 35806
Attention: Roger Yanko

Subtenant:	MOBILEIRON, Inc.
415 East Middlefield Road
Mountain View California 94043
Attention: Chief Financial Officer

21. Entire Agreement. This Sublease sets forth all the covenants, promises, agreements, conditions, and undertakings between Sublandlord and Subtenant concerning the Subleased Premises and there are no covenants, promises, agreements, conditions, or undertakings other than as herein set forth. No subsequent alteration, amendment, change, or addition to this Sublease shall be binding upon Sublandlord or Subtenant unless reduced to writing and signed by authorized representatives of each of them.

22. Successors, Assigns and Binding Effect. “Sublandlord” as used in this Sublease shall include Sublandlord, its assigns, and successors in title, so long as any such assignment of the Master Lease or Sublease by Sublandlord does not result in the termination of the Master Lease or this Sublease. “Subtenant” shall include Subtenant, and, if this Sublease shall be validly assigned or sublet, shall include also Subtenant’s assignees or subtenants, as to premises covered by such assignment or sublease. “Sublandlord” and “Subtenant” include male and female, singular and plural, corporation, partnership, or individual, as may fit the particular parties.

23. Governing Law. The substantive law of California shall govern the validity, interpretation, performance and enforcement of this Sublease, excluding its choice of law provisions. Except as otherwise provided herein, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24. Enjoyment of Subleased Property. Subject to the terms of this Sublease, and conditioned upon the timely payment of Base Rent and Additional Rent and the timely performance of all of the provisions to be performed by Subtenant hereunder (subject to all applicable notice and cure periods), Sublandlord covenants and agrees that Subtenant shall and may peaceably hold and enjoy the Subleased Premises during the Sublease Term hereof, without any interruption or disturbance from the Sublandlord or any party or entity holding an interest in the Subleased Premises by, through or under the Sublandlord.

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25. Surrender. Upon expiration or other termination of the Term of this Sublease, Subtenant shall quit and surrender the Subleased Premises in as good a condition and state of repair as exists as of the commencement date of this Sublease, subject to normal wear and tear (damage by storm, fire, lightning, earthquake, and other casualty excepted) and any damage caused thereto by any other tenant(s), along with any alterations or improvements to the Subleased Premises made by Subtenant during the Sublease Term that Master Landlord agrees may be surrendered at the expiration of the Sublease Term; it being understood that in no event will Subtenant have any obligation to remove or restore any alterations or improvements to the Subleased Premises made by or on behalf of Sublandlord or any prior occupant of the Subleased Premises. Notwithstanding the foregoing, by the expiration of the Sublease Term, Subtenant shall remove all of its tele/data cabling and other cabling it installs in the Premises and all of its trade fixtures, furnishings, machinery, equipment, signs, and other personal property belonging solely to Subtenant upon such expiration or sooner termination of this Sublease.

26. Sublandlord’s Representations. Sublandlord represents and warrants to Subtenant that: (i) the Master Lease is in full force and effect, and to Sublandlord’s knowledge there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor, to Sublandlord’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof; (iii) to Sublandlord’s knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord that could, in the aggregate, adversely affect the Subleased Premises or any part thereof, or the ability of Sublandlord to perform its obligations under this Sublease or the Master Lease; and (iv) Sublandlord, as of the date of this Sublease, is not aware of any Hazardous Materials introduced on the Subleased Premises during Sublandlord’s lease term and Sublandlord further declares, that as of the date of this Sublease, that it knows of no Hazardous Materials that prohibit the use of the Subleased Premises for its intended use as currently permitted by all appropriate authorities.

27. Miscellaneous. If either Sublandlord or Subtenant should bring suit against the other with respect to this Sublease, then all costs and expenses, including without limitation, reasonable professional fees and costs such as appraisers’, accountants’ and reasonable attorneys’ fees and costs, incurred by the party that prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. Any capitalized terms herein that are not otherwise defined shall be deemed to have the definition given them in the Master Lease. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease may be executed in counterparts, all of which taken together as a whole, shall constitute one original document. Sublandlord and Subtenant each represent and warrant to the other that each person executing this Sublease on their behalf is duly authorized to execute and deliver this Sublease on their behalf.

[SIGNATURE PAGE FOLLOWS]

ADTRAN Confidential	Page 11

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals the day and year first above written.

SUBLANDLORD:

ADTRAN, INC., a Delaware corporation

By:	/s/ Michael Foliano

Name:	Michael Foliano

Title:	SVP

SUBTENANT:

MOBILE IRON, INC., a Delaware corporation

By:	/s/ Jim Buckley

Name:	Jim Buckley

Title:	CFO

ADTRAN Confidential	Page 12

EXHIBIT A

Copy of Master Lease

[Attached]

ADTRAN Confidential	Page 13

OFFICE LEASE

between

SHAMROCK MIDDLEFIELD, LLC

a California Limited Liability Company

(the “Landlord”)

and

ADTRAN, INC.

a Alabama Corporation

(the “Tenant”)

For Premises Located At:

448 East Middlefield Road

Mountain View, California

Date of Lease Agreement: March 9, 2006

TABLE OF CONTENTS

SECTION PAGE

FUNDAMENTAL LEASE PROVISIONS 1

1.	PREMISES		1
	1.1.	Premises	1
	1.2.	Right to Use Common Areas	1

2.	TERM		1
	2.1.	Term	1
	2.2.	Confirmation of Term	1
	2.3.	Inability to Deliver Possession	1
	2.4.	Possession Before Term Commences	1

3.	RENTAL
	3.1.	Minimum Monthly Rent	1
	3.2.	Taxes	2
	3.3.	Common Area Costs	2
	3.4.	Security Deposit	4

4.	USE OF PREMISES		4
	4.1.	Authorized Used	4
	4.2.	Compliance With Laws	4
	4.3.	Miscellaneous Limitations on Tenant’s Use of Premises	4
	4.4.	Exterior Displays	4
	4.5.	Coin Machines	4
	4.6.	No Warranties or Representations Regarding Zoning, Etc.	4

5.	PARKING
	5.1.	Tenant’s Parking Rights	5

6	SIGNS; ADVERTISING		5
	6.1.	Tenant’s Obligations, Landlord’s Approval of Signs	5
	6.2.	Other Advertising Devices	5
	6.3.	Removal of Signs	5

7.	HAZARDOUS MATERIALS		5
	7.1.	Definition	5
	7.2.	The Tenant’s Obligations	5
	7.3	Indemnification	6
	7.4	Inspection by the Landlord	6

8.	REPAIR AND MAINTENANCE; ALTERNATIONS		6
	8.1.	Tenant’s Obligations	6
	8.2.	Landlord’s Obligations	6
	8.3.	Alternations	6
	8.4.	Mechanic’s Liens	6

9.	RIGHT OF ENTRY		7

10.	ESTOPPEL CERTIFICATE		7

2	LANDLORD’S INITIALS

TENANT’S INITIALS

11.	INSURANCE; WAIVER OF SUBROGATION		7
	11.1.	Insurance to be Carried by Tenant	7
	11.2.	Waiver of Subrogation	7
	11.3.	Insurance to be Carried by Landlord	7

12.	HOLD HARMLESS; INDEMNITY		8

13.	DAMAGE OR DESTRUCTION		8
	13.1.	Destruction to Premises to Risk Covered by Insurance	8
	13.2.	Destruction to Premises Due to Risk Not Covered by Insurance	8
	13.3.	Destruction to Other Parts of Building	8
	13.4.	Destructing During Last Part of Term	8
	13.5.	Abatement or Reduction of Rent	8
	13.6.	Inapplicability of Civil Code Sections	8

14.	CONDEMNATION		8
	14.1.	Definitions	8
	14.2.	Effect on Lease	9
	14.3.	Award — Distribution	9
	14.4.	Waiver	9

15.	ASSIGNMENT AND SUBLETTING		9
	15.1.	Assignment, Subletting, and Encumbering	9
	15.2.	Involuntary Assignment	9

16.	DEFAULT AND REMEDIES		10
	16.1.	Defaults	10
	16.2.	Termination of Lease and Remedies	10
	16.3.	Right of Re-Entry	10
	16.4.	Lease Not Terminated	10
	16.5.	Election to Re-Let	10
	16.6.	Landlord’s Right to Cure Tenant’s Defaults	11
	16.7.	Non-Waiver	11
	16.8.	“Rent” Defined	11
	16.9.	Late Charges; Interest	11

17.	LEASE SUBJECT TO SUBORDINATION		11

18.	NOTICES		11

19.	WAIVER		11

20.	SALE OR TRANSFER OF PREMISES		12

21.	ATTORNEY’S FEES		12

22.	SURRENDER OF PREMISES; HOLDING OVER		12
	22.1.	Surrender of Premises	12
	22.2.	Holding Over	12

23.	MISCELLANEOUS PROVISIONS		12
	23.1.	Time of Essence	12
	23.2.	Consent of Parties	12
	23.3.	Exhibits	12
	23.4.	Successors	12

ii	LANDLORD’S INITIALS

TENANT’S INITIALS

	23.5.	Rent Payable in U.S. Money	12
	23.6.	Status of Parties on Termination of Lease	12
	23.7.	Interpretation of Lease	12
	23.8.	Limitation of Landlord’s Liability	13
	23.9.	Landlord’s Financing	13
	23.10.	Rules and Regulations	13
	23.11.	Real Estate Brokers: Finders	13
	23.12.	Force Majeure	13
	23.13.	Corporate Warranties by Tenant	13

24	OPTION TO EXTEND		14

25.	OWNERSHIP DISCLOSURE		14

26.	TENANT IMPROVEMENT ALLOWANCE		14

27.	TERMINATION OPTION		14

iii	LANDLORD’S INITIALS

TENANT’S INITIALS

LIST OF EXHIBITS

A	FUNDAMENTAL LEASE PROVISIONS

B	NOTICE OF LEASE TERM DATES

C	RULES AND REGULATIONS

D	ESTOPPEL CERTIFICATE

iv	LANDLORD’S INITIALS

TENANT’S INITIALS

OFFICE LEASE

448 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA

SECTION 1.	Premises

1.1 Premises. Landlord leases to Tenant, and Tenant teases from Landlord approximately 13,400 rentable square feet of that certain real property located in the City of Mountain View, California, commonly known as 448 East Middlefield Road (hereinafter called the Premises”).

1.2 Right to Use Common Areas.

(a) Common Area Defined. The term “common areas” means all areas and facilities outside the Premises that are not leased to other Tenants and that are provided and designated by Landlord in its sole discretion from time to time, for the general use and convenience of Tenant and its authorized representatives and invitee’s, of other Tenants of the project and their respective authorized representatives and invitee’s, and of the general public. Common areas within and outside of buildings on the project such as, without limitation, pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms stairways, decorative walls, plazas, malls, throughways, loading areas, parking areas and roads.

(b) Tenant’s Right to Use Common Areas. Landlord gives to Tenant and its authorized representative and invitees the non-exclusive right to use the common areas of the project with others who are entitled to use the common areas, subject to Landlord’s rights set forth in Section 1.2(c).

(c) Landlord’s Control and Management. Landlord may increase, reduce or change in any manner the common areas as Landlord, in its sole discretion, shall deem proper provided such changes do not unreasonably impede access to the Premises. Landlord shall also have, without limitation, the right to:

(i) Establish and enforce reasonable rules and regulations applicable to all Tenants concerning the maintenance, management, use and operation of the common areas, provided that in the event of a conflict between such rules and regulations, the terms of this Lease shall govern;

(ii) Close. if necessary, any of the common areas to whatever extent may be legally sufficient in the opinion of Landlord’s counsel to prevent dedication of any of the common areas or the accrual of any rights of any person or of the public to the common areas;

(iii) Close temporarily any of the common areas for maintenance purposes;

(iv) Designate other lands outside the exterior boundaries of the project to become part of the common areas, provided that such changes do not materially increase Tenant’s obligations hereunder, and

(v) Select a person(s), firm(s), or corporation(s) which may be an entity related to Landlord to maintain and operate any of the common areas, if at any time Landlord determines that the best interests of the project will be served by having any of the common areas maintained and operated by that person(s), firm(s), or corporation(s).

Notwithstanding the provisions of this Section 1.2(c), in exercising its rights hereunder, Landlord shall provide reasonable access to and from the Premises.

SECTION 2.	Term.

2.1 Term. The term of this Lease shall be for the period as stated in Paragraph 5(a) of the Fundamental Lease Provisions as attached hereto as Exhibit AM and incorporated herein by this reference, The term shall commence on the commencement date as stated in Paragraph 5(b) of the Fundamental Lease Provisions

2.2 Confirmation of Term. If the commencement and expiration dates of the term and the rental commencement date are not known when this Lease is executed, then when the commencement and expiration dates have been determined, each party shall execute a memorandum confirming such dates, and such memorandum shall thereupon be deemed attached hereto and made a part of this Lease.

2.3 Inability to Deliver Possession. If Landlord is unable to deliver possession of the Premises by the date specified for the commencement of the term, Landlord shall not be liable for any damage caused for failing to deliver possession, and this Lease shall not be void or voidable because of Landlord’s failure to deliver possession as discussed herein. Tenant shall not be liable for rent until Landlord delivers possession of the Premises to Tenant, but the term shall not be extended by the delay.

2.4 Possession Before Term Commences. If Landlord consents to Tenant taking possession of the Premises prior to the commencement of the term, then all of the provisions of this Lease shall be applicable and in full force and effect as of the date the Tenant takes possession.

SECTION 3.	Rental.

3.1 Minimum Monthly Rent. Subject to the adjustments provided in Section 3.2, Tenant shall pay to Landlord as minimum monthly rent, without deduction, set-off, prior notice, or demand the sum set forth in Paragraph 6(a) of the Fundamental Lease Provisions.

Minimum monthly rent shall commence on the Rental Commencement Date set forth in Paragraph 6(b) of the Fundamental Lease Provisions and shall continue for the remainder of the term payable in advance on the first day of each month, and late on the fifth day, throughout the term. Minimum monthly rent for any partial month following the Rental Commencement Date shall be prorated at the rate of 1130th of the monthly rent per day. The foregoing to the contrary notwithstanding, if Tenant shall be late in the payment of minimum monthly rent for three times during any lease year (as defined in Section 3.3(d), then Landlord shall have the election exercisable at any time thereafter, and in addition to all other rights and remedies, to require minimum monthly rent for the remainder of the term to be paid two months in advance.

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Upon execution of this Lease. Tenant shall pay to Landlord that amount of prepaid rent set forth in Paragraph 6(c) of the Fundamental Lease Provisions, which prepaid rent is to be applied as set forth in such paragraph.

3.2 Taxes.

(a) Taxes on Tenant’s Improvements and Personal Property. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed on Tenant’s personal property, alterations, Tenant’s Improvements and/or Tenant’s Trade Fixtures at the Premises, On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. Tenant shall also furnish Landlord with cost breakdowns relating to any Tenants Improvements, Trade Fixtures and alterations relating to the Premises. Tenant shall have the right to appeal said taxes and assessments within the time limits and according to the procedures required by the applicable taxing/assessing agencies.

If any such taxes are levied against the building where the Premises are located, or if the assessed value of the building where the Premises are located is increased by the inclusion of a value placed on Tenants personal property, alterations, Tenants Improvements, and/or Tenants Trade Fixtures and if Landlord pays such taxes on any of these items, Tenant shall, within thirty (30) days of its receipt of Landlord’s written demand, immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the Increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

(b) Real Property Taxes.

(i) Taxes Applicable to the Premises. Tenant agrees to pay as set forth in Section 3.2(b)(iv) the amount of taxes applicable to the Premises.

The term “taxes applicable to the Premises” shall mean and include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever including, but no limited to, assessments for public improvements that constitute the Premises. Taxes applicable to the Premises shall also include, without limitation, any tax, fee, or excise levied, assessed and/or based on rent, on the square footage of the Premises, on the act of entering into this Lease, on the occupancy of Tenant, or any other tax, fee, or excise, however described, in substitution or in addition to taxes applicable to the Premises, including, without limitation, a so-called value added tax; provided, however, Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or transfer taxes of Landlord.

(ii) Special Assessments. With respect to any governmental assessment which may be levied against or upon the Premises and which under the laws then in force many be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of “taxes applicable to the Premises” with respect to any tax fiscal year, only the current annual installment for such tax fiscal year.

(iii) Computation of Taxes Applicable to the Premises. In the event the Premises are not separately assessed but are part of a larger parcel for assessment purposes (hereinafter referred to as the “larger parcel”, “taxes applicable to the Premises” shall mean a fractional portion of the taxes assessed, in any tax fiscal year during the term hereof, against all the land and improvements upon the larger parcel, the numerator of which shall be the gross floor area located in the Premises (as indicated in Paragraph 4(b) of the Fundamental Lease Provisions), and the denominator of which shall be the gross leasable floor area located on the larger parcel; provided, however, for the purpose of determining taxes applicable to the Premises as provided in this Section 3.2(b), the gross floor area located in the Premises shall be the greater of the number of square feet set forth in Paragraph 4(b) of the Fundamental Lease Provisions, or 1,000 square feet: The phrase “gross leasable floor area: is defined in Section 3.3(a).

(iv) Payment of Taxes. Commencing on the date the minimum monthly rent payable is due for the first full calendar month of the term, Tenant shall also pay a monthly sum (“monthly tax payment”) at the time minimum monthly rent is due, which monthly tax payments shall be applied toward Tenant’s obligation to pay taxes applicable to the Premises. The amount of the monthly tax payments shall be the sum set forth in Paragraph 6(d) of the Fundamental Lease Provisions.

Within a reasonable time after the date Landlord receives a tax bill(s) covering the Premises, Landlord shall notify Tenant of the following: (aa) the total taxes applicable to the Premises for the tax fiscal year in question; (bb) the basis for calculating the taxes applicable to the Premises; (cc) the aggregate amount of monthly tax payments that Tenant shall have previously paid during such tax fiscal year toward Tenants obligation to pay taxes applicable to the Premises for such tax fiscal year and (dd) the amount either remaining unpaid toward Tenant’s obligation to pay taxes applicable to the Premises for the fiscal year in question, or the amount by which Tenant’s monthly tax payments have exceeded such taxes for the fiscal tax year in question, Tenants monthly tax payments for the remainder of such tax fiscal year shall be recomputed by dividing the remaining number of full months in the tax fiscal year into the amount remaining unpaid toward Tenant’s obligation to pay taxes applicable to the premise for the tax fiscal year, and Tenant shall pay such recomputed monthly tax payments as herein provided. If at the time Landlord notifies Tenant of the information pursuant to the first sentence of this subparagraph it is determined that Tenant shall have paid Landlord more than the taxes applicable to the Premises for such fiscal tax year, then the excess shall be refunded to Tenant within thirty (30) days.

At the beginning of each tax fiscal year during the term, Landlord shall have the right to change the amount of Tenant’s monthly tax payments based on Landlord’s reasonable estimate of Tenant’s tax liability for the ensuing tax fiscal year by written notice to Tenant and Tenant shall pay to Landlord such estimated monthly tax payments until an adjustment is made when taxes are ascertained for such tax fiscal year pursuant to the provisions of the preceding subparagraph.

(v) Proration of Tenant’s Liability. Tenants liability to pay taxes applicable to the Premises shall be prorated on the basis of a 365 day — year to account for any fractional portion of a tax fiscal year included in the term at its commencement and expiration. After expiration or termination of the term, Tenant shall pay to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s written demand the amount remaining unpaid toward Tenant obligation to pay taxes applicable to the Premises for the partial tax fiscal year included in the term at its end, or Landlord shall pay to Tenant any excess amount Tenant shall have paid to Landlord for such last tax fiscal year included in the term at its end, provided Tenant is not in default.

3.3 Common Area Costs.

(a) Tenant’s Share of Costs; Payment. Commencing on the date the minimum monthly rent payable is due for the first calendar month of the term, Tenant shall pay to Landlord a monthly sum (“monthly common area payment”) at the time minimum monthly rent is due, which common area payment shall be applied toward Tenant’s share of common area costs as herein provided. The amount of the monthly common area payment shall be the sum set forth in Paragraph 6(e) of the Fundamental Lease Provisions.

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TENANT’S INITIALS

Tenant’s proportionate share of common area costs shall be the ratio of the total common area costs that the gross floor area located in the Premises (as indicated in Paragraph 4(b) of the Fundamental Lease Provisions) bears to the total gross leasable floor area of the project; provided, however, for the purpose of determining Tenants proportionate share of common area costs as provided in this Section 3.4(a), the gross floor area located in the Premises shall be the greater of the number of square feet set forth in Paragraph 4(b) of the Fundamental Lease Provisions, or 1,000 square feet. Gross leasable floor area of the project refers to buildings that are occupied by other tenants, or buildings which are completed and available for occupancy by tenants, and shall not refer to buildings that are under construction and not substantially completed. Common area costs that cover a period not within the term of this Lease, shall be prorated.

Landlord shall have the right to adjust the monthly common area payment at any time during the term on the basis of Landlord’s reasonably anticipated changes in common area costs.

Landlord shall furnish to Tenant a statement (the “Statement”) showing the total common area costs. Tenants share of common area costs for each Lease year, and the payments made by Tenant with respect to the Lease year in question, within ninety (90) days after the end of each Lease year. The Statements shall be prepared, signed and certified to be correct by Landlord. If Tenants share of common area costs for the Lease year exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the Statement. If Tenant’s payments made during the Lease year exceed tenants share of common area costs, Landlord shall pay Tenant such excess within thirty (30) days of the delivery of the Statement.

Within ninety (90) days after receipt of the Statement, Tenant shall have the right to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to common area costs. Such audit shall be conducted by a Certified Public Accountant approved by Landlord which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded, together with interest thereon at the rate of ten percent (10%) per annum, from the date the Statement was delivered to Tenant until payment of the overcharges made to Tenant.

(b) Definition of Common Area Costs. Common area costs (as defined below) shall be determined on an accrual basis for each calendar year by taking into account on a consistent basis all costs of management, maintenance and operation of the Building. The term “common area costs” shall include, but not be limited to:

(i) Utilities, Operating and Maintenance Costs. The cost of supplying all utilities (which the Tenant shall pay directly to the provider thereof) the cost of operating, maintaining, repairing, renovating and managing the utility, mechanical, sanitary, water, electricity, storm drainage, plumbing, heating, and air conditioning, the cost of environmental and energy surcharges imposed by any governmental entity, and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

(ii) Landscape Maintenance. The Landlord shall pay and the Tenant shall reimburse all maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Premises and Building and the equipment therein and the adjacent sidewalks, parking and service areas, including, without limitation, alarm service, window cleaning, and Building exterior maintenance and landscaping;

(iii) Parking Area Maintenance. The Landlord shall pay and the Tenant shall reimburse all cost of parking area maintenance, including resurfacing, repainting and restriping if applicable, and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

(iv) Insurance Costs. The Landlord shall pay and the Tenant shall reimburse all cost of insurance covering the Landlord, in such types and amounts as the Landlord may reasonably determine (which may, in the Landlord’s reasonable discretion, include fire, extended coverage, all-risk, boiler, sprinkler, public liability, property damage, worker’s compensation, loss of rent, earthquake if available at commercially reasonable rates, and other or additional insurance that the Landlord requires for the Building including such endorsements as the Landlord may desire, all in such amounts as the Landlord may reasonable determine);

(v) Management Charges. The Landlord shall pay and the Tenant shall reimburse all fees, charges and other costs, including management, consulting, legal and accounting fees, of all persons engaged by the Landlord or otherwise reasonably incurred by the Landlord in connection with the management, and operation of the Building and the Premises in the sum of three percent (3%) of the annual Base Rent;

(vi) Licenses and Permits. The cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Costs and the cost Incurred in connection with the implementation and operation of a transportation system management or similar program;

(vii) Maintenance and Repair. The cost of operating, repairing, maintaining and replacing all systems, equipment or facilities which serve the Premises including nonstructural (i.e, membrane) repair of the roof; provided, however, that the cost of any permitted capital items shall be amortized over the such period as the Landlord shall reasonably determine in accordance with Generally Accepted Accounting Principles GAAP); and

(viii) Taxes. All federal, state, county, or local governmental or municipal real estate taxes, fees, assessments, charges, commercial rental taxes, in lieu taxes, levies, penalties or other impositions of every kind and nature, whether general, special, ordinary or extraordinary or in connection with the ownership, leasing and operation of the Premises which are paid or incurred by the Landlord (collectively, “Real Property Taxes” shall be reimbursed by the Tenant. Without limiting the foregoing, the term “Real Property Taxes” shall also include: (a) any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other services, whether or not such assessment, tax, fee, levy or charge was previously commonly included within the definition of real property tax and whether or not such services were formerly provided without charge to property owners or occupants; and (b) any assessment, tax, fee, levy or charge upon this transaction or any document to which the Tenant is a party, creating or transferring an interest or an estate In the Premises.

(c) Exclusions from Common Area Costs. The following are not included in “common area costs”: repair and replacement of the Building’s foundation, floor slab, roof structure (but not membrane), and load bearing walls, Tenant Improvements, leasing commissions, advertising, depreciation, interest, income taxes, and administrative costs not specifically incurred In the management, maintenance and operation of the Building. The cost of any capital

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improvements except to the extent such improvements are for the purpose of complying with any laws which go into effect after the Commencement Date or are for the replacement of items for which the Tenant has repair responsibility pursuant to this Lease, in which event such costs will be amortized over such period as the Landlord shall reasonably determine in accordance with GAAP; any costs reimbursed by insurance; all costs associated with the operation of Landlord’s business (except to the extent such costs are otherwise expressly permitted as common area costs under Section 3.3(b)(v) above); costs occasioned by the act, omission or violation of law by the Landlord or its managers, agents, employees, or contractors; costs occasioned by fire, acts of God or by the exercise of the power of eminent domain; and costs to correct any construction defect in the Premises or to comply with any law applicable to the Premises on the Commencement Date: all interest, loan fees, and other carrying costs related to any mortgage, deed of trust or related to any capital item, and all rental and other payables due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Project); wages, salaries, or other compensation paid to any executive employees above the grade of building manager, any overhead profit increments paid to Landlord’s affiliates or subsidiaries for management or other services on or to the building or for supplies or other materials to the extent the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

(d) Net Rental. It is the purpose and intent of the Landlord and Tenant that the Rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the Base Rent and any other Rent specified in this Lease, in each year during the term of this Lease. Except as otherwise provided in this Lease, the Tenant agrees to pay the Base Rent and any and all other costs, expenses, taxes, imposts and charges whether ordinary or extraordinary, foreseen or unforeseen, in connection with the Premises leased hereunder, and in connection with the operation of the Tenant’s business at the Premises and the maintenance and repair of the Premises and of the furnishings and equipment thereon. The Landlord shall not be required to furnish any services or facilities or to make any repairs or Alterations in or to the Premises, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, and maintenance of the Premises unless otherwise specified in this Lease.

3.4 Security Deposit

(a) Payment. Tenant shall, upon execution of this Lease, deposit with Landlord the sum set forth In Paragraph 6(f) of the Fundamental Lease Provisions (referred to as “security deposit”). The security deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed by Tenant. The security deposit shall not be assigned, transferred or encumbered by Tenant, and any attempt to do so by Tenant shall not be binding upon Landlord. If, at any time during the term of this Lease, any rent shall be overdue, or should Tenant be in default of any other provision of this Lease, then Landlord may at its election (but shall not be required to) appropriate and apply any portion of the security deposit to the payment of any such overdue rent or to the costs and expenses Landlord shall incur in curing Tenants default. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord as provided herein, then Tenant shall, within fifteen (15) days after receipt of written demand by Landlord, pay to Landlord a sufficient sum in cash to restore the security deposit to the original sum of the security deposit, and Tenant’s failure to do so shall constitute a breach of this Lease. In no event shall Landlord be deemed to be a trustee of the security deposit, and Tenant’s shall not be entitled to interest on any sums deposited under this Section. Neither the security deposit nor the application thereof by Landlord, as hereinabove provided, shall be a bar or defense to any action in unlawful detainer or to any action that Landlord may at anytime commence for a breach of any provision of this Lease.

(b) Return. The security deposit shall be returned to Tenant within ten (10) days of the end of this Lease, provided Tenant is not in default at the time.

SECTION 4.	Use of Premises

4.1 Authorized Use. Tenant shall use and occupy the Premises during the term hereof only for the purposes set forth in Paragraph 7(a) of the Fundamental Lease Provisions. Tenant shall not use or permit the use of the Premises for any other use or purpose.

4.2 Compliance with Laws. Tenant shall not use the Premises or permit the Premises to be used in whole or in part during the term of this Lease for any purpose or use that is in violation of any laws.

In addition to the foregoing, Tenant shall, at its own cost and expense, promptly and properly observe, comply with and execute (but not to the extent of making structural repairs, Improvements and alterations not arising out of the use and occupation of the Premises by Tenant) all present and future laws and ordinances and the rules and regulations formulated by bureaus, boards or entities formulating codes and requirements relating to the control and prevention of physical losses, arising from the use or occupancy of, or relating or applicable to the Premises or connected with its enjoyment. Tenant shall have the right to contest or review, by legal procedure or in such other manner as Tenant may deem suitable, at its own expense, any such laws, rules, or regulations, and if able, may have the same canceled, removed, revoked, or modified, provided that Landlord is not subjected to any liability and/or prosecution as a result thereof and that Landlord’s title to the Premises is not subjected to forfeiture or otherwise affected in any manner whatsoever as a result thereof. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability as a result thereof. Such proceedings shall be conducted promptly, and shall include, if Tenant so decides, appropriate appeals. Whenever any such requirements become absolute after a contest, Tenant shall diligently comply with the same or so much thereof as shall have been judicially sustained.

4.3 Miscellaneous Limitations on Tenant’s Use of Premises. Tenant shall not use the Premises for or carry on or permit in or upon the Premises, or any part thereof, any offensive, noisy, or dangerous trade, business, manufacture or occupation, or any nuisance, or anything against public policy, or interfere with the business of any other Tenants in the project, or permit any auction, liquidation, fire or bankruptcy sale to be held or conducted in and about the Premises. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises, or the fixtures or equipment thereof, or the common areas, nor to permit or suffer any overloading of the floor of the Premises. Tenant shall not use the Premises for washing clothes and/or cooking (other than use of a microwave), and nothing shall be prepared, manufactured or mixed in the Premises which might emit any reasonably offensive odor into the project. No second-hand store shall be conducted on the Premises. Tenant shall not use or store hazardous material on the Premises other than ordinary office supplies used In accordance with their ordinary use.

4.4 Exterior Displays. Tenant shall not keep, display, or sell or suffer or permit the display or sale of any merchandise outside of the Premises, or otherwise obstruct the sidewalks, mall, or common areas in the project. Tenant shall not solicit business or distribute advertising materials in the common areas. Tenant shall maintain the windows and permitted signs on the Premises in a neat and clean condition.

4.5 Coin Machines. Tenant shall not install, maintain, use or allow in or upon the Premises any pinball machines, coin operated music machine, or any other coin operated amusement devise of any kind or character. If Tenant shall violate the provisions of this Section, Landlord may, in addition to any other rights and remedies, enter the Premises and remove any such machines and devices at the expense of Tenant, and shall not be deemed guilty of any forcible entry, detainer or trespass.

4.6 No Warranties or Representations Regarding Zoning, Etc. Tenant acknowledges that Landlord and/or its authorized representatives have not made any warranties and/or representations as to the permitted use that can be made of the Premises under existing laws, including, without limitation, the present general plan of the city where the project is located, zoning ordinances, and the like. Landlord represents and warrants that the project is zoned for general office use.

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SECTION 5.	Parking

5.1 Tenant’s Parking Rights. Within the common areas, Landlord shall provide parking areas with necessary access. Only automobiles, sports-utility vehicles and pickup trucks not to exceed three-quarters of a ton shall be permitted on the parking areas.

SECTION 6.	Signs; Advertising.

6.1 Tenant’s Obligations, Landlord’s Approval of Signs. Prior to the fabrication or installation of any signs, Tenant shall submit to Landlord two (2) copies of Tenant’s proposed sign for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall be allowed all exterior identification signs that comply with City ordinances and Tenant may renovate and use the existing ground level identification sign, at its sole discretion.

Tenant shall not construct or maintain any other sign, awning, canopy, decoration, lettering, or other thing (“advertising matter”) on the glass panes, supports of the show windows, doors exterior walls of the Premises or within 24 inches of any window nor shall Tenant construct or maintain any advertising matter which may be in violation of the then applicable laws. Any sign and/or advertising matter must be prepared by a professional sign company or advertising organization and is subject to approval by Landlord, where such approval is not unreasonably withheld, conditioned, or delayed.

6.2 Other Advertising Devices. Tenant shall not permit, allow or cause to be used in or at the project any advertising media or device such as phonographs, radios, public address systems, sound production or reproduction devices, excessively bright lights, changing, flashing, flickering or moving lights or lighting devices or any similar devises, the effect of which shall be visible from the exterior of the Premises. No signs as permitted by this Section shall advertise and/or refer to other stores of Tenant.

6.3 Removal of Signs. Tenant covenants and agrees that if the display of any article exhibited by it in the windows or outside of in or about the Premises, or the display of any signs or placards in or about the Premises or project shall at any time or times during the term hereof be reasonably objected to by Landlord and if notice in writing is given by Landlord of such objection or objections. Tenant will immediately and as often as such notices are received remove and/or cease to utilize such display or such articles, sign, placard or media objected to, and falling to do so, expressly agrees that Landlord may enter the Premises and remove such article, sign, placard or media objected to, using such reasonable force as may be necessary without being guilty of any forcible entry, detainer or trespass. The installation and maintenance of any signs or other advertising matter shall at all times be in strict compliance with any and all laws. Upon expiration or the termination of this Lease, Tenant, at the election of Landlord, but at the cost and expense of Tenant, shall immediately remove any and all such signs and other advertising matter and shall restore the exterior of the Premises or elsewhere where signs have been placed in any manner reasonably satisfactory to Landlord.

SECTION 7.	Hazardous Materials.

7.1 Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of hazardous substances, hazardous wastes, infectious wastes, hazardous materials or toxic substances now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, petroleum-based products, printing inks, acids, pesticides, asbestos, PCBs and similar compounds and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons provided that Hazardous Materials shall not mean small quantities of cleaning supplies used in accordance with applicable law

7.2 The Tenant’s Obligations.

(a) Landlord’s Prior Consent. The Tenant shall not cause or permit any Hazardous Material to be generated, handled, manufactured, produced, installed, maintained, brought upon, transported through or across, used, stored, treated, spilled released, removed or disposed of in, on, from or about the Premises or the Project by the Tenant, its agents, contractors, employees, affiliates, subTenants or invitees, without obtaining the Landlord’s prior written consent.

(b) Compliance With Laws. Whether or not the Tenant obtains such prior written consent from the Landlord (but without waiving the requirement to obtain such prior written consent), the Tenant shall, at the Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all applicable permits, all applicable federal, state and local laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of the Landlord’s engineers and/or consultants (collectively, the “Environmental Requirements”) governing or relating to: (a) environmental conditions on, in, under or about the Premises and the Building including without limitation soil and groundwater conditions caused by Tenant; (b) Tenant’s use, generation, handling, manufacture, production, installation, maintenance, storage, treatment, spill, release, transportation, removal and/or disposal of such Hazardous Materials, (c) Tenant’s posting of notices with respect to such Hazardous Material, or the providing of notices to third parties with respect to such Hazardous Materials, (d) Tenant’s obtaining of all necessary licenses, permits or other authorizations relating to such Hazardous Materials, and (e) Tenant’s filing of all applicable applications, reports, notices, registrations or business plans regarding such Hazardous Materials with the appropriate governmental agencies or authorities. Notwithstanding the foregoing, the Tenant shall not cause or permit any Hazardous Material to be spilled or released in, on, under or about the Premises, including, without limitation, through the plumbing or sanitary sewer system. The Tenant shall provide the Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports, notices and certificates, evidencing the Tenant’s compliance with the Environmental Requirements, and shall immediately upon receipt, notify the Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by the Tenant or the Premises to comply with any of the Environmental Requirements.

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(c) Duty to Inform the Landlord. If the Tenant knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises, or the Building other than as previously consented to by the Landlord, the Tenant shall immediately give the Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to such Hazardous Material.

(d) Removal of Hazardous Materials on Lease Termination. Upon expiration of the Term or earlier termination of this Lease, the Tenant shall deliver possession of the Premises to the Landlord free from any and all Hazardous Materials introduced to the Premises by the Tenant. Therefore, upon expiration or earlier termination of this Lease, the Tenant shall cause any Hazardous Material used by, or otherwise arising out of or related to the use or occupancy of the Premises by, the Tenant or its agents, affiliates, customers, employees, business associates or assigns, to be removed from the Premises and properly transported for use, storage or disposal in accordance with all Environmental Requirements. Failure to comply with this Section 7.2 shall, in addition to constituting an Event of Default under this Lease, constitute (without limiting any cause of action available to the Landlord): (a) a continuing trespass upon the Premises by the Tenant; (b) a continuing nuisance; and (c) at the Landlord’s option, a failure to tender possession of the Premises to the Landlord with the result that the Tenant shall be deemed to be a holdover Tenant of the Premises in accordance with Section 22.2 below, until all such Hazardous Materials are removed from the Premises by the Tenant at the Tenant’s sole cost and expense in accordance with all Environmental Requirements.

7.3 Indemnification. The Tenant shall indemnify, defend and hold the Landlord and the Landlord’s Parties harmless from all actions (including, without limitation, remedial or enforcement actions of any kind, and administrative or judicial proceedings and orders or judgments), costs, claims, damages (including punitive damages), expenses (including attorneys’ , consultants’ and experts’ fees and court costs), investigation costs, amounts paid in settlement, fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief, liabilities or losses arising from a breach of this Section 7 by the Tenant, its agents, employees, contractors, affiliates, subTenants or invitees.

7.4 Inspection by the Landlord. The Landlord, the Landlord’s agents, employees, contractors and designated representatives, and/or the holders of any mortgages, deeds of trust or ground Leases on the Premises or Building shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by the Tenant with this Lease and all Environmental Requirements, and the Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise the Landlord with respect to the Tenant’s activities, Including but not limited to the Tenant’s installation, operation, use, monitoring, maintenance, storage, transportation, spill or release of any Hazardous Materials on, in, under or from the Premises. The costs and expenses of such inspection shall be paid by the party requesting such inspection, unless the inspection reveals that an Event of Default or a breach of this Lease by the Tenant or Tenant’s violation of the Environmental Requirements or a contamination, caused or contributed to by the Tenant, exists or is imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, the Tenant shall upon request reimburse the Landlord or the Landlord’s lender or ground lessor, as the case may be, for the costs and expenses of such inspections.

SECTION 8.	Repair and Maintenance; Alterations.

8.1 Tenant’s Obligations. Except as may otherwise be expressly provided in Section 1.1 of this Lease and the Work Letter, if any, Tenant agrees to take possession of the Premises in its “as is” condition, and by accepting possession of the Premises. Tenant acknowledges that the Premises are in good condition. Subject to the provisions of Section 14, Tenant, at its sole expense, shall keep and maintain the Premises, appurtenances and every part thereof, including, without limitation, signs, the store front(s), plate glass, air-conditioning and heating equipment, plumbing and sewage facilities, and all of Tenant’s personal property therein in good condition, ordinary wear and tear, condemnation, and casualty excepted. To the maximum extent permitted by law, Tenant hereby waives the provisions of any statute or law (including, without limitation, California Civil Code Section 1941 and 1942), permitting a Tenant to make repairs at the expense of a Landlord or to terminate a Lease by reason of the condition of the Premises. Landlord warrants that on the commencement of the term hereof, (a) the Premises shall comply with all laws, codes, ordinances, and other governmental requirements then applicable to the Premises and the building and/or project in which the Premises are located, (b) the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair and (c) the Premises, the building and/or complex in which the Premises are located, and the land and groundwater thereunder, shall be free of contamination by any petroleum, asbestos, PCB’s, or radioactive materials or any other hazardous or toxic substances then regulated by any applicable local, state, or federal law. In the event of any breach of any of the foregoing warranties, Landlord shall promptly rectify the same at its sole cost and expense.

8.2 Landlord’s Obligations. Subject to the provisions of Section 14, Landlord shall maintain In good condition the common areas, and the roof, structural portions, and the exterior walls (but not plate glass, glass windows, window frames, doors, door frames, and store fronts) of the building where the Premises are located, unless such maintenance becomes necessary in whole or in part due to the act or omission of Tenant or its authorized representative, In which case Tenant shall pay to Landlord the reasonable cost of such maintenance. Except as provided in Section 3.4, the costs of maintaining the roof shall be an item of common area costs. Landlord shall not be liable for any failure to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such maintenance is given to Landlord by Tenant.

8.3 Alterations. Tenant shall not make any alterations exceeding Twenty-Five Thousand Dollars ($25,000.00) per year to the Premises without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. In the event said alterations are less than Twenty-Five Thousand Dollars ($25,000.00), Landlord shall review and approve all plans and drawings for said construction. If Tenant makes any alterations to the Premises as provided in this Section, the alterations shall not be commenced until three (3) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility. Any alterations, Tenant’s improvement and/or Tenant’s Trade Fixtures shall be made by a licensed contractor consented to by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

8.4 Mechanic’s Liens. Except as provided in Section 11 of the Fundamental Lease Provisions, Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Provided Landlord property disburses the Tenant improvement allowance, Tenant shall keep the building, other improvements, and land of which the Premises are a part free and clear of all mechanics’ liens resulting from construction (other than the initial Tenant Improvements) done by or for Tenant. Tenant shall be liable to Landlord for, and shall hold Landlord harmless from, all damages, costs and expenses that Landlord shall incur as a result of Tenant’s breach of this Section, including, without limitation, reasonable attorneys’ fees incurred by Landlord in any litigation involving lien rights of third parties.

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SECTION 9.	Right of Entry.

Landlord and its authorized representatives shall have the right at any reasonable time upon twenty-four (24) hours prior notice and subject to Tenant, s reasonable security measure, to enter upon the Premises for the purpose of inspecting, serving or posting notices, and making any necessary or appropriate repairs, alterations or additions to any portion of the Premises or the project, Including the erection and maintenance of scaffolding, canopies, fences, and props as shall be required for complying with any laws, protecting the Premises, or for any other lawful purposes, including, without limitation, showing the Premises to prospective purchasers or, during the last nine (9) months of the term, Tenants, and placing on the Premises customary “for rent” or “for lease” signs during the last (2) months of the term hereof.

Tenant hereby grants to Landlord such licenses or easements in or over the Premises or any portion thereof as shall be reasonably required for the Installation or maintenance of mains, conduits, pipes or other facilities to serve the project, or any part thereof, including, without limitation, the Premises of any occupant: provided, however, that Landlord shall pay for any alteration required on the Premises as a result of the exercise, occupancy under, or enjoyment of any such license or easement; and provided further, that no such exercise, occupancy under, or enjoyment of any such license or easement shall result in any unreasonable interference with Tenant’s use, occupancy or enjoyment of the Premises as contemplated by this Lease.

SECTION 10.	Estoppel Certificate.

Tenant or Landlord (the “Requesting Party”) shall execute, acknowledge and deliver to the other, within ten (10) days after request by the Requesting Party, a statement in writing, in the form attached hereto as Exhibit “D”, certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified); the date of commencement of this Lease; the dates for which the minimum monthly rent and other charges have been paid; and such other information as the Requesting Party shall reasonably request. Landlord and Tenant hereby acknowledge that any such statements are intended to be delivered by the Requesting Party to, and relied upon by, third parties, such as, without limitation, prospective purchasers, mortgagees, beneficiaries under deeds of trust, or assignees thereof.

SECTION 11.	Insurance; Waiver of Subrogation.

11.1 Insurance to be Carried by Tenant. During the term Tenant shall take out and maintain the following insurance:

(a) Fire with extended coverage endorsements, vandalism and malicious mischief and/or all risk, available from time to time in an amount not less than the amount stated in Paragraph 9(a) of the Fundamental Lease Provisions covering Tenant’s Improvements, and Tenant’s Trade Fixtures. Such policy or policies of insurance shall name both Landlord and Tenant as insured. The parties agree that the proceeds from any such policy or policies shall be used for the replacement of merchandise and the repair or replacement of Tenant’s Improvements, and Tenant’s Trade Fixtures;

(b) General public liability insurance with such limits as stated in Paragraph 9(b) of the Fundamental Lease Provisions for bodily injury or death to any one person, injury and/or death to any number of persons in any one incident, and for property damage in any one occurrence. Such liability insurance shall specifically insure the hold harmless and indemnity provisions of Section 13, and shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under such policy or policies for any damage to Landlord or its authorized representatives by reason of the acts or omissions of Tenant or its authorized representatives.

(c) Plate glass insurance on all plate glass, if any, on the Premises (except Tenant may elect in writing by notice to Landlord to self-insure this risk);

(d) Insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Premises in an amount not less than the amount stated in Paragraph 9(d) of the Fundamental Lease Provisions covering Tenant Improvements, and Tenant’s Trade Fixtures, which insurance shall contain the co-insurance percentage stated in Paragraph 9(d) of the Fundamental Lease Provisions;

(e) Boiler broad form and/or machinery breakdown insurance in an amount not less than the amount stated in Paragraph 9(e) of the Fundamental Lease Provisions covering those items set forth in Paragraph 9(e) of the Fundamental Lease Provisions;

(f) Workers’ Compensation Insurance in compliance with California law; and

(g) Business Interruption Insurance insuring that all sums payable under this Lease will be paid to Landlord If the Premises are destroyed by a risk which is insurable under a standard policy of fire and extended coverage with vandalism and malicious mischief endorsements.

Tenant agrees that all of the insurance required under this Section shall be affected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the State of California. All policies shall provide that they shall not be subject to cancellation or material change that affects Landlord except upon at least thirty (30) days prior written notice to Landlord at the address set forth for notice in Section 19. The original policy or policies or duly executed certificates thereof, together with satisfactory evidence of the payment of the premiums thereon shall be deposited with Landlord on the commencement of this Lease. Not less than thirty (30) days prior to the expiration of the term of such policies the original of the renewal policy or a certificate thereof shall be delivered to Landlord. All policies of insurance shall name Landlord and Tenant as insured as their respective interests may appear. At the request of Landlord any insurance policy shall be made payable to Landlord’s lender(s) pursuant to a standard mortgage clause.

All public liability, property damage and other casualty policies shall be written as primary policies and shall not be contributing with any coverage which Landlord shall carry. Except, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant so long as Landlord shall be named as an additional insured thereunder, as Its interest may appear, and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section are otherwise satisfied.

11.2 Waiver of Subrogation. The parties release each other, and their respective authorized representatives from any claims for damage to the Premises, or the project, and to Tenant’s Trade Fixtures, personal property, Tenant’s Improvements, and alterations of either Landlord or Tenant in or on the project that are caused by or result from risks insured against under any Insurance policies carried by the parties and in force at the time of any such damage to the extent of the available insurance proceeds. Each party shall cause each fire insurance policy carried by it to be written to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

11.3 Insurance to be Carried by Landlord. Landlord shall maintain fire and property damage insurance, so-called special form coverage insuring Landlord and such others as Landlord may designate against lost or physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six (6) months. Landlord shall also maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Premises, or any portion thereof, with combined single limit coverage of at least two million dollars (32.000.000). Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

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SECTION 12.	Hold Harmless; Indemnity.

(a) Tenant agrees to hold harmless Landlord, and its authorized representatives, from all damages arising from or out of any occurrence in, upon, at or from the Premises, the occupancy or use by Tenant of the Premises, or any part of the project resulting from the acts or omissions of Tenant, its authorized representatives, licensees, concessionaires and subtenants.

(b) Tenant shall store its property in and shall occupy the Premises and all other portions of the project at its own risk. Tenant releases Landlord, to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage.

(c) Landlord shall not be responsible or liable at any time for any damage to Tenant’s merchandise, equipment, fixtures or other personal property of Tenant or to Tenant’s business.

(d) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any damage to either person or property that may be occasioned by or through the acts or omissions of third parties.

(e) Landlord shall not be responsible for any defect in any building or common areas in the project or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any damage to any person or to any property of Tenant or other person caused by or resulting from, bursting, breakage, or by leakage, steam or the running, backing up, seepage, or the overflow of water or sewage in any part of the Premises or for any damage caused by or resulting from acts of God or the elements, the failure of any public utility in supplying utilities to the Premises or for any damage caused by or resulting from any defect or negligence in the occupancy, construction, operation or use of any of the Premises, building machinery, apparatus or equipment by any other person or by or from the acts of negligence of any occupant of the Premises.

(f) When Tenant receives or has knowledge of such, Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building in which the Premises are located or of defects therein or in any fixtures or equipment.

(g) In case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall hold Landlord harmless and pay all costs, expenses, and reasonable attorneys’ fees.

(h) The provisions of paragraphs (a) through (e) above shall not apply to damage and/or injury to persons and property caused solely by the negligence or intentional acts of Landlord and its authorized representatives, and Landlord shall hold harmless Tenant and its authorized representatives from all damages and injury to persons and property caused by the negligence or intentional acts of Landlord and its authorized representatives.

SECTION 13.	Damage or Destruction.

13.1 Destruction to Premises to Risk Covered by Insurance. Subject to the provisions of Sections 13.3 and 13.4, if during the term, the Premises are totally or partially destroyed from a risk covered by insurance in effect or that should have been in effect at the time. Landlord shall restore the Premises to substantially the same condition as they were immediately before destruction; provided, Landlord’s obligations shall not exceed Landlord’s construction obligations at the commencement of the term. Tenant shall restore its improvements and trade fixtures to substantially the same condition as they were immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, either party can terminate this Lease by giving notice to the other party. Any reconstruction work to be done by Tenant shall be carried out in accordance with the provisions of the Work Letter to the extent applicable, and if there is not a Work Letter attached to this Lease, then such reconstruction work by Tenant shall be carried out In accordance with the provisions of the Work Letters then being utilized by Landlord with other Tenants at the project.

13.2 Destruction to Premises Due to Risk Not Covered by Insurance. If, during the term, the Premises are totally or partially destroyed from a risk not covered by insurance then in effect, Landlord shall have the election to terminate this Lease or restore the Premises in accordance with the provisions of Section 14.1. Such election must be made within a thirty (30) days after the destruction occurs.

13.3 Destruction to Other Parts of Building. If there is destruction from any risk to the building where the Premises are located that exceeds 33 - 1/3% of the then replacement value of the building, Landlord can elect to terminate this Lease within thirty (30) days of such destruction whether or not the Premises are destroyed.

13.4 Destruction During Last Part of Term. If any destruction occurs to the Premises during the last twelve (12) months of the term, irrespective of the extent of the destruction, Landlord or Tenant can elect to terminate this Lease within thirty (30) days after the destruction occurs, otherwise the applicable provisions of Sections 14.1 and 14.2 shall apply.

13.5 Abatement or Reduction of Rent. In case of destruction to the Premises, there shall be an abatement or reduction of minimum monthly rent and common area costs only between the date of destruction and the date Landlord substantially completes its reconstruction obligations based on the extent to which the destruction interferes with Tenant’s use of the Premises, but all other obligations of Tenant under this Lease as can be reasonably executed by Tenant, shall remain in full force and effect.

13.6 Inapplicability of Civil Code Sections. The provisions of Civil Code Section 1932(2) and 1933(4), and any successor statutes are inapplicable with respect to any destruction of the Premises; such sections providing that a Lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

SECTION 14.	Condemnation.

14.1 Definitions. “Condemnation” means (a) exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor, and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending. The word “taking” as used herein shall be synonymous with the work “condemnation” as defined herein.

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“Date of taking” means the date the condemnor has the right to possession of the property being condemned.

“Award” means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation, “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

14.2 Effect on Lease. If there is any taking of all or any part of the building where the Premises are located, or 25% or more of the land area of project. Landlord shall have the election to terminate this Lease effective upon the date of taking, otherwise this Lease shall remain in full force and effect. If there is a taking of all of the Premises, or part of the Premises so that the remaining part of the Premises is impractical for Tenant’s continued use of the Premises, either party shall have the election to terminate this Lease upon the date of taking. The elections to terminate this Lease as provided herein shall be exercised, if at all, within sixty (60) days after the nature and extent of the taking is determined and the appropriate parties (landlord and Tenant) have been so notified of the determination, otherwise this Lease shall remain in full force and effect.

14.3 Award - Distribution. The award shall belong to and be paid to Landlord, except that if the Premises are taken by the condemnor, Tenant shall receive from the award a sum attributable to (i) Tenant’s Trade Fixtures which have become part of the reality, and which Tenant has the right to remove as provided in this Lease but elects not to remove, if an award is made for Tenant’s Trade Fixtures and (ii) any moving or relocation award.

14.4 Waiver. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease.

SECTION 15.	Assignment and Subletting.

15.1 Assignment, Subletting, and Encumbering.

Tenant shall not voluntarily assign or encumber its interest in this Lease of in the Premises, or allow other person or entity (except Tenant’s authorized representative) to occupy or use all or any part of the Premises, without first obtaining Landlord’s consent which shall not be unreasonably withheld, conditioned or delayed. Tenant shall, in each instance of a proposed assignment or subletting, give written notice of its intention to assign or sublet to Landlord at least thirty (30) days or more before the effective date of any such proposed assignment or subletting, specifying in such notice whether Tenant proposes to assign or sublet, the proposed date thereof, and specifically identifying the proposed assignee or sublease, and such notice shall be accompanied by copies of the proposed assignment document or sublease, current financial statements of the proposed assignee or subtenant. One-half of all rents received by Tenant from its subtenants in excess of the rents payable by Tenant to Landlord under this Lease shall be paid to Landlord, and one-half of any sums to be paid by any assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord after deducting Tenant’s reasonable brokerage commissions, attorney’s fees and rental concession. Except as provided herein, any assignment, encumbrance, or sublease without Landlord’s consent shall be voidable and, at Landlord’s election shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a waiver of the provisions of this Section.

In the event Tenant requests Landlord to consent to a proposed assignment, subletting, or encumbrance, Tenant shall pay to Landlord, whether or not such consent is ultimately given, Landlord’s reasonable administrative fee in connection with such request not to exceed five hundred dollars ($500.00) for each request for consent, plus Landlord’s reasonable attorneys’ fees not to exceed one thousand dollars ($1,000.00) incurred in connection with each such request.

Tenant hereby irrevocably assigns to Landlord one-half of all said sums received from subletting of the Premises, and agrees that Landlord, as assignee and as attorney-in-fact for Tenant, or as a receiver for Tenant appointed upon Landlord’s application, may collect such rentals and apply the same as provided in Section 16 upon Tenant’s default; provided, however, that until the occurrence of any act of default by Tenant, Tenant shall have the right to collect such rental.

If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of the partner or partners owning a majority of the partnership interest as of the date of this Lease, or the dissolution of the partnership shall be deemed an assignment prohibited by this Section unless Landlord’s consent is obtained.

If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by assignment of law, form a majority of such persons to the other shall be deemed an assignment prohibited by this Section unless Landlord’s consent is obtained.

Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which requires substantially all of the stock or assets of Tenant, as a growing concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the Stock of the Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any modified financing or capitalization for the benefit of Tenant, or (2) Tenant becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease intention with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

15.2 Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

(a) If Tenant files or has filed against it a petition under the Bankruptcy Code, as may be amended, become insolvent, or makes an assignment for the benefit of creditors; or, if Tenant is a partnership, if any partner of the partnership files or has filed against such partner a petition under the Bankruptcy Code, as may be amended, or such partner becomes insolvent, or make an assignment for the benefit of creditors;

(b) If a writ of attachment or execution is levied on this Lease; and/or

(c) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

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The provisions of item (a) of this Section shall be applicable to any guarantor of this Lease.

If an involuntary assignment occurs. Landlord shall have the election to terminate this Lease and this Lease shall not be treated as an asset of Tenant, and Tenant shall have no further rights under this Lease. If an attachment or execution is levied against Tenant, Tenant shall have ten (10) days in which to cause the attachment or execution to be removed.

SECTION 16.	Defaults and Remedies.

16.1 Defaults. The occurrence of any of the following shall constitute a material breach and default of this Lease by Tenant:

(a) A failure by Tenant to pay, within five business days of when due, all or any part of the rent required to be paid by Tenant to Landlord;

(b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant where such failure is curable and continues for thirty (30) days after written notice thereof from Landlord; provided, that if the nature of such default is curable but that the same cannot with due diligence be cured within thirty (30) days, Tenant shall not be deemed to be in default if it shall within such thirty (30) day period commence curing the default and thereafter diligently prosecutes the same to completion; and

(c) The abandonment or vacation of the Premises (absence from Premises for thirty (30) consecutive days or more shall conclusively be deemed an abandonment or vacation of the Premises), or the provisions of Section 15.2 are violated.

16.2 Termination Due to Default and Remedies. In the event of any default by Tenant, then, in addition to any and all other rights and remedies available to Landlord at law or in equity, Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of such election by Landlord. If Landlord shall elect to terminate this Lease, then it may recover the following from Tenant:

(a) The worth at the time of the award of any unpaid rental that had been earned at the time of termination;

(b) The worth at the time of the award of the amount by which the unpaid rental which would have been earned after termination until the time of the award exceeds the amount of the loss of such rental that Tenant proves could have been reasonably avoided:

(c) The worth at the time of the award of the amount by which the unpaid rental for the balance of the term after the time of the award exceeds the amount of the loss of such rental that Tenant proves could have been reasonably avoided;

(d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s default or which in the ordinary course of things would be likely to result therefrom: and

(e) At Landlord’s election, such other amount in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (a) and (b) above, the “worth at the time of the award” is computed by allowing interest at the maximum legal rate of interest as provided in section 16.9(b). As used in subparagraph (c) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

16.3 Right of Re-Entry. In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all property, and persons therefrom, and any such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant.

16.4 Lease Not Terminated. If Landlord shall elect to re-enter as above provided or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice or other remedy provided by law or inequity, and if Landlord has not elected to terminate this Lease, landlord may either recover all rental as it becomes due or relet the Premises or any part or parts thereof for such term or terms and upon such provisions as Landlord, in its reasonable judgment, may deem advisable, and Landlord shall have the right to make repairs to and alterations of the Premises. No re-entry or taking possession of the Premises by Landlord under this Section shall be construed as an election to terminate this Lease unless a written notice of such termination be given to Tenant or unless the termination thereof be adjudged by a court of competent jurisdiction.

16.5 Election to Relet. If Landlord shall elect to relet the Premises as provided in section 16.4, then rental received by Landlord from such reletting shall be applied as follows:

(a) To the payment of any indebtedness other than rental due hereunder from Tenant:

(b) To the payment of all costs and expenses incurred by Landlord In connection with such reletting;

(c) To the payment of the costs of any alterations or any repairs to the Premises;

(d) To the payment of rental due and unpaid hereunder;

and the residue if any, shall be held by Landlord and applied in payment of future rental as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over an above that which Tenant is obligated to pay hereunder. Should that portion of such rentals received from such reletting during any month which is applied to the payment of rental hereunder be less than the rent payable hereunder during that month by Tenant, then Tenant shall pay such deficiency to Landlord within ten (10) days in order to receive Landlord-s rent demand, and such deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord, as soon as ascertained and upon demand, all reasonable costs and expenses incurred by Landlord in connection with such reletting and in making any such alterations and repairs which are not covered in the rentals received form such reletting. Notwithstanding any reletting without termination by Landlord because of Tenant’s default, Landlord may at anytime after such reletting elect to terminate this Lease because of such default.

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16.6 Landlord’s Right to Cure Tenant’s Defaults. Landlord may at any time after Tenant commits an act of default upon ten (10) days notice, or a shorter period If additional damage may result, cure the act of default of the account and at the expense of Tenant. If Landlord at any time, by reason of an act of default, is compelled to pay, or elects to pay, any sum of money or to do any act that will incur the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys’ fees in instituting, prosecuting or defending any actions or proceedings to enforce Landlord’s rights under this Lease, the sums or sums paid by Landlord (together with interest accruing until paid at the maximum legal rate of interest allowed by the then usury laws as such law change from time to time), costs and damages shall be deemed to be additional rental under this Lease and shall be due from Tenant to Landlord immediately upon receipt of written demand.

16.7 Non-waiver. Nothing contained in this Section shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate damages to it caused by Tenant’s default; nor shall anything in this Section 16 adversely affect Landlord’s right as provided in this Lease, to indemnification against liability for damage to persons or property occurring prior to termination of this Lease.

16.8 “Rent” Defined. The term “rent” and “rental” as used herein and elsewhere in this Lease shall be deemed to be and mean the minimum monthly rent, all additional rents, rental adjustments, late fees and any and all other sums, however designated, required to be paid by Tenant hereunder, whether payable to Landlord or third parties.

16.9 Late Charges; Interest

(a) Late Charges. Tenant hereby acknowledges that rent is due in advance on the first day of each month and late on the fifth day of each month and that late payment by Tenant to Landlord of rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, personnel costs, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within thirty (30) days of being due more than two times per year, Tenant shall pay to Landlord a late change equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late change by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(b) Interest. In addition to the late charges provided in Section 16.9(a), any rental due hereunder not paid when due as provided in this Lease shall bear interest from the date due at the maximum legal rate of interest allowed by the then usury laws from time to time until paid.

SECTION 17.	Lease Subject to Subordination.

This Lease is and shall be prior to any encumbrance now of record and any encumbrance recorded after the date of this Lease affecting all or any part of the project. “Encumbrance” is a deed of trust, mortgage, or other security device, and the note or other obligation secured by it.

If, however, a lender requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance, if Landlord first obtains form the lender a written agreement that provides that so long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant’s rights under this Lease.

In addition, this Lease shall be subordinate to any future Declaration of Covenants, Conditions, and Restrictions affecting all or part of the project, and Tenant will subordinate its rights under this Lease to any lender of Landlord, provided that as long as Tenant performs its obligation under this Lease, Tenant shall be entitled to retain its possession under this Lease.

Tenant shall attorn to any purchaser at any foreclosure sale, to any grantee or transferee of any deed given in lieu of foreclosure, or any successor of Landlord.

Tenant shall execute all instruments and documents required to accomplish the purposes of this Section.

SECTION 18.	Notices.

Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other patty (“Notices”) to be given under the Lease shall be in writing and may be given by personal delivery, express courier (such as Federal Express), telecopy, and prepaid certified or registered mail with return receipt requested. Notices shall be deemed to have been given and received on the earlier of actual receipt, refusal to accept delivery, or three (3) business days after the day of deposit into prepaid registered or certified U.S. mail. Notices shall be given and/or addressed to the respective parties at the address set forth in Paragraph 12 of the Fundamental Lease Provisions. Either party may change its address by notifying the other party of the change of address in the manner as provided in this Section.

SECTION 19.	Waiver.

No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by other shall impair such a right or remedy or be construed as a waiver.

The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waiver or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provisions of the Lease.

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SECTION 20.	Sale or Transfer of Premises.

If Landlord sells or transfers all or any portion of the project of which the Premises are a part, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease, provided transferee, in writing, assumes all Landlord’s obligations hereunder. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid rent to Landlord’s successor and on such transfer Landlord shall be discharged form any further liability in reference to the security deposit or prepaid rent.

SECTION 21.	Attorneys’ Fees.

In the event of a dispute between the parties arising out of or in connection with this Lease, whether or not such dispute results in litigation, the prevailing party (whether resulting form settlement before or after litigation is commenced shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit incurred by the prevailing party.

If either party becomes a party to any litigation concerning this Lease, the Premises, and/or the project, solely by reason of the acts or omissions of the other party or its authorized representatives, the party that causes the other party to become involved in any litigation shall be liable to that party for reasonable attorneys’ fees and costs incurred by it in the litigation.

Any amounts owing by Tenant to Landlord under this Section 21 shall be “rent” within the meaning of Section 16.8.

SECTION 22.	Surrender of Premises; Holding Over.

22.1 Surrender of Premises. On expiration or termination of the term, as the case may be, Tenant shall surrender to Landlord the Premises in the same condition as existed at the commencement of this Lease (except for ordinary wear and tear, condemnation and casualty), and will have the right to remove only unattached equipment, furniture, merchandise, and trade fixtures that Tenant installed in the premises (except, trade fixtures shall not include lighting fixtures and floor covering); however, Landlord may not require Tenant to remove and/or restore the Premises to their original condition for tenant improvements that Landlord had previously approved and exempted from the restoration requirement. Except, Landlord shall have the election exercisable by giving Tenant written notice no later than three (3) months prior to the end of the term to require Tenant to restore all or any part of the Premises to the same condition as originally received by Tenant (except for ordinary wear and tear, condemnation and casualty), in which event Tenant shall do so on or before expiration or termination of the term. Tenant shall perform all restoration made necessary by the removal of any item as allowed or required by this Section

If Tenant fails to surrender the Premises to Landlord on the date as required herein, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises, including, without limitation, claims made by a succeeding Tenant resulting from Tenant’s failure to surrender the Premises.

22.2 Holding Over. If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice give by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy. The minimum monthly rental shall be paid at a rate which is 150% of the rent if effect immediately preceding the expiration or termination of the Lease.

SECTION 23.	Miscellaneous Provisions.

23.1 Time of Essence. This is of the essence of each provision of this Lease.

23.2 Consent of Parties. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay in giving such consent or approval.

23.3 Exhibits. All exhibits referred to in this Lease are attached to it and incorporated by reference.

23.4 Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors, subject to the provision of Section 15.

23.5 Rent Payable in U.S. Money. Rent must be paid in lawful money of the United States of America.

23.6 Status of Parties on Termination of Lease. Except as provided in Section 16, if a party elects to terminate this Lease, on the date the Lease terminates the parties shall be released from further liabilities and obligations (but not as to existing defaults) and Landlord shall return to Tenant any prepaid but unearned rent, as long as Tenant is not in default on the date the Lease terminates.

23.7 interpretation of Lease.

(a) California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

(b) Integrated Agreement Modification. This Lease contains all the agreements of the parties and cannot be amended or modified except by written agreement.

(c) Provisions Are Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions

(d) Use of Definitions. The definitions in this Lease shall be used to interpret this Lease.

(e) Definitions. As used In this Lease, the following words and phrases shall have the following meanings unless otherwise specifically provided to the contrary:

Alterations - all additions or changes to, or modifications of the Premises made by and/or on behalf of Tenant during the term, including, without limitation, fixtures, but excluding “Tenants Trade Fixtures” and “Tenants Improvements” as defined here.

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Authorized Representatives - any officer agent, employee, or independent contractor retained or employed by either party, acting within authority given him by that party.

Good Condition - the good physical condition of the Premises and each portion of the Premises. “In good condition” means first-class, neat, clean, and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

Hold Harmless - To defend and indemnify from all liability, losses, penalties, damages, costs, expenses (including, without limitation, attorneys’ fees), causes of action, claims, or judgments arising out of or related to any damage, to any person or property.

Laws - all judicial decisions, statutes, constitutions, ordinances, resolutions, regulations, rules, administrative orders, and other requirements of all municipal, county, state, federal, and other governmental agencies and authorities having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of the Lease or at any time during the term, including, without limitation, the regulations or orders of quasi-official entities or bodies (e.g., boards, bureaus and public utilities).

Maintenance - repairs, replacements, repainting and cleaning.

Person - one or more human beings, legal entities, associations, or other artificial persons, including, without limitation, partnerships corporations, trusts, estates, associations, and any combination of human beings and legal entities.

Provision - any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in the Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

Successor - assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

Tenant’s Improvements - all additions, improvements to, or modifications of the Premises made by Tenant or made by Landlord on behalf of Tenant, before, at, or near the commencement of the term, and/or during the term, including, without limitation, fixtures (excluding ‘Tenant’s Trade Fixtures”, as defined here).

Tenant’s Trade Fixtures - all property installed in or on the Premises by Tenant for the purpose of trade, manufacture, ornament, or related use

(f) Captions. The captions of this Lease shall have no effect on its interpretation.

(g) Singular and Plural. When required by the context of this Lease, the singular shall include the plural.

(h) Joint and Several Obligations. “Party” shall mean Landlord or Tenant: and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

(i) Severability. The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

23.8 Limitation of Landlord’s Liability.

If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the project, and out of rent or other income from the project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the project.

23.9 Landlord’s Financing. Landlord may, from time to time, desire to finance or refinance all or part of the project, Approval of the provisions of this Lease may be required by any financial institution that may do such financing or refinancing. If any financial institution should require, as a condition to any such financing or refinancing, any modification of the provisions of this Lease, and if Tenant should refuse to approve and execute any modifications so required, Landlord shall have the right, by notice to Tenant, to terminate this Lease, provided, however, no such requested modification may change the size, dimensions, or location of the Premises, increase the rent payable hereunder, or materially change any other obligations of Tenant under this Lease.

23.10 Rules and Regulations. The rules and regulations attached to this Lease as Exhibit “C” are made a part of this Lease and Tenant shall comply with them, Landlord shall have the right from time to time to promulgate new and additional rules and regulations, and amendments thereto for the operation, safety, care, cleanliness of the Premises, the project, all common areas, and/or for the preservation of good order. Upon delivery of a copy of such new and additional rules and regulations, and/or amendments to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

23.11 Real Estate Brokers; Finders. Landlord and Tenant represent that they have not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except the person or entity named in Paragraph 13 of the Fundamental Lease Provisions. Each party shall hold the other harmless from all damages resulting from any claims that may be asserted against them by any broker, finder, or other person, with whom Tenant or Landlord has or purportedly had dealt with. Tenant shall pay any commissions or fees that are payable to anyone other than the person or entitle named in Paragraph 13 of the fundamental Lease Provisions.

23.12 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required as a result of causes beyond such party’s reasonable control, such as, without limitation, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots insurrections, wars or other reasons of a like nature, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent.

23.13 Corporate Warranties by Tenant. If Tenant is a corporation, Tenant represents and warrants to Landlord that; (a) Tenant is a valid and existing corporation: (b) all things necessary to qualify Tenant to do business in California have been accomplished prior to the date of this Lease; (c) all franchise and other corporate taxes have been paid to the date of this Lease; (d) all forms, reports, fees an taxes required to be filed or paid by such corporation have been filed or paid: and (e) the individuals executing this Lease have authority to do so.

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SECTION 24.	Option to Extend.

Tenant shall have one (1) option to extend the term of this Lease (“Option”) for an additional five (5) years (“Extended Term”) upon all the same terms and conditions of the Lease. excepting only that Base Rent shall be determined as provided below. The Option to Extend shall be exercised by Tenants giving notice of such exercise to Landlord not less than six (6) months prior to the expiration of the term then in effect. The minimum monthly rent payable during the Extended Term shall be one hundred percent (100%) of Fair Market Rent but not less than the rent payable in the last month of the initial term. For purposes hereof “Fair Market Rent” shall mean the effective base rental rates, including periodic adjustments to such base rental rates, then being received for Premises of similar size and quality to the Premises, located in office buildings in the San Jose area which are similar in size and quality to the Property Lease for terms of approximately five (5) years, and otherwise subject to Leases containing substantially similar terms as though contained in this Lease. Notwithstanding the foregoing, (a) “Fair Market Rent” shall not include any rental value attributable to improvements, alterations, fixtures, equipment, and personal property installed in the Premises at Tenant’s expense, and (b) in no event shall the effective minimum monthly rent payable during the Extended Term be less than the minimum monthly rent payable during the last month or the initial term. No more than five (5) months nor less than three (3) months prior to the commencement of the Extended Term, Landlord and Tenant shall meet and attempt in good faith to determine and mutually agree upon the minimum monthly rent to be paid during the Extended Term pursuant to the provisions of this paragraph. If, sixty (60) days prior to the commencement of the Extended Term, the parties have not reached an agreement, each party shall appoint an Appraiser (hereinafter defined) prior to the commencement of the Extended Term. For purposes hereof, “Appraiser” means a real estate broker or MAI designated appraiser, in either case with not less than five (5) years of full-time commercial appraisal or brokerage experience in the San Jose area and with no prior business dealings with the party appointing such Appraiser. If either party fails to timely appoint an Appraiser, the sole Appraiser appointed shall determine the minimum monthly rent to be charged during the Extended Term, based on the criteria described above. If two (2) Appraisers are appointed, they shall immediately meet and attempt to agree upon such minimum monthly rent. If they are unable to do so within fifteen (15) days after their first meeting, they shall jointly appoint a third Appraiser and the third Appraiser shall make such determination within ten (10) days of his/her appointment. If the two (2) Appraisers are unable to agree upon such third Appraiser, ether party may petition the Presiding Judge of the Superior Court of the County of Santa Clara to appoint such third Appraiser. The determination of minimum monthly rent as provided herein shall be binding upon the parties hereto. Promptly upon such determination, the parties shall execute an amendment specifying the minimum monthly rent payable during the Extended Term. For the purposes hereof, “Adjustment Date” means the date which is the first anniversary of the commencement of the Extended Term, and each subsequent anniversary of such date during the Extended Term. On each Adjustment Date, the minimum monthly rent payable for the twelve (12) calendar months following such Adjustment Date shall be determined as follows: take the minimum monthly rent in effect immediately prior to such Adjustment Date and multiply it by a fraction, the numerator of which is the CPI Index (hereinafter defined) published for the calendar month which commenced three (3) months prior to such Adjustment Date and the denominator of which is the CPI Index published for that same calendar month one year earlier. Notwithstanding the foregoing, In no event shall the minimum monthly rent in effect after any adjustment be less than three percent (3%) nor more than six percent (6%) greater than the minimum monthly in effect immediately prior to such Adjustment. As used herein, ACPI Index@ means the United States Department of Labor’s Bureau of Labor Statistic’s Consumer Price Index, Urban Wage Earners and Clerical Workers, all items, Published for the San Francisco - Oakland - San Jose Area (1982 - 84 = 100) or the successor to such index. if such index is discounted entirely, Landlord and Tenant shall agree to another mutually acceptable index used to track changes in the cost of living in the San Francisco Bay Area.

SECTION 25.	Ownership Disclosure.

Tenant acknowledges and understands that the persons or entities comprising the ownership of Landlord Include licensed real estate brokers and/or agents or salespersons.

SECTION 26.	Tenant Improvement Allowance.

Subject to Section 8, above, after Lease Commencement, Tenant intends to construct as yet undetermined renovations to the Premises. Landlord shall provide Tenant a tenant improvement allowance up to a maximum of $10.00 per rentable square foot. The first $3.00 per rentable square foot of said allowance shall be at no cost to Tenant. After completion of construction, the remaining amount due from Tenant for said tenant improvements shall be fully amortized over the remaining base term of the Lease, together with 8% interest per annum. Any desired construction work in excess of $10.00 per rentable square foot shall be paid solely by Tenant. Tenant intends to begin such construction within three to six months from Commencement Date and shall first obtain Landlord’s reasonable approval of such work as required by the terms of Section 8, above.

SECTION 27.	Termination Option.

Tenant shall have the right to cancel this Lease effective March 9, 2009 by providing Landlord at least nine (9) months prior written notice and simultaneous payment of a termination premium equivalent to the sum of the unamortized portion of the Tenant Improvement Allowance described in Section 26, above, the unamortized portion of the Tenant Improvement Allowance utilized by Tenant, the unamortized portion of the reduced rent (i.e, the difference between $.80 and $1.25 in the first year), and the unamortized portion of the leasing commission as of the effective termination date (assuming an amortization period lasting the full Lease term and an interest factor of 6% per annum). Tenant shall also pay a one-time termination fee of One Hundred Thirty Thousand Dollars ($130,000.00).

EXECUTED on the date stated in the Fundamental Lease Provisions.

LANDLORD:		TENANT:
SHAMROCK MIDDLEFIELD, LLC,		ADTRAN, INC.,
a California Limited Liability Company		a Alabama corporation

By:	/s/	By:	/s/

Its:	Manager	Its:	Real Estate and Facilities Manager

Date:	4/25/06	Date:	March 9, 2006

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EXHIBIT “A”

FUNDAMENTAL LEASE PROVISIONS

448 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA

This Lease is made and entered into by Landlord and Tenant named herein who agree as follows:

Section
1.	Date of Lease: March 9, 2006

2.	Landlord:	SHAMROCK MIDDLEFIELD, LLC, a California Limited Liability Company

3.	Tenant:	ADTRAN, INC., a Alabama corporation

4.	Premises:		1.1

	(a)	Address: 448 East Middlefield Road, Mountain View, California

	(b)	Approximately 13,400 rentable square feet (“gross floor area located in the premises”).

5.	Term

	(a)	Duration: Sixty (60) Months	2.0

(b) Commencement Date: The lease shall commence upon completion of work to install (1) 100A 3phase 120/208v panel that will give Tenant 240 amps of single phase power (80amps of 120v power / per phase)

to the lab room next to the break room, however, no later than April 1, 2006.

	(c)	Expiration Date: Sixty (60) months thereafter, on March TBD, 2011.

6.	Rental

	(a)	Minimum Monthly Rental:	3.1

Months	Rent/SF/Mo/NNN
01-12	$0.80
13-24	$1.35
25-36	$1.45
37-48	$1.55
49-60	$1.70

(b)	Rental Commencement Date: March TBD, 2006

(c)	Prepaid Rent: $10,720.00 to be applied to the first month that rent is payable	3.1

(d)	First Monthly Tax Payment: $1,648.04	3.2

(e)	First Monthly Common Area Payment: $1,776.70	3.3

(f)	Security Deposit: $22.780.00	3.4

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7.	Permitted Use: Days and Hours of Operation:

	(a)	Permitted Use: General office and related legal uses.		4.1

	(b)	Days and Hours of Operation: 24 hours a day, 7 days a week as required by Tenant

8.	Tenant’s Trade Name: ADTRAN, INC.

9.	Insurance:			11.0

	(a)	Hazard Insurance on Tenant’s merchandise, improvements and fixtures.
		Limits $ 100% of replacement value		11.1(a)

(b)	Third Party Liability Insurance			11.1(b)
Limits per Person $2.000.000.00
Limits per Occurrence $ 2,000,000.00
Limits for Property Damage $ 1,000.000.00
Combined Single Limit $ 2,000,000.00

(c)	Plate Glass Insurance Required			11.1(c)

(d)	Sprinkler Leakage Insurance			11.1(d)
Limits 100% of Replacement Cost
Objects Insured: All trade fixtures, FF&E

(e)	Boiler broad form and/or machinery breakdown insurance
	Limit: $1.000.000.00			11.1(e)

10. Renewal Option: One (1) five (5) year renewal term shall be available, with a rent in an amount equal to one-hundred percent (100%) of the then existing fair market rent. In no event shall the rent during the option period be less than the rent payable in the last month of the initial term. There will be a rent increases during the renewal term in a minimum amount of three percent (3%) and a maximum amount of six percent (6%) every twelve (12) months as set forth in Section 24 of the Lease.

11.	Address for Notice:

	(a)	Landlord:	c/o Bret R. Sisney, Devcon Construction Incorporated, 690
Gibraltar Drive, Milpitas, CA 95035

	(b)	Tenant:	To Premises
With a copy to:
Adtran, Inc.
c/o Roger Yanko
901 Explorer Blvd.
Huntsville, AL 35806

12.	Real Estate Brokers:		CPS/George Reilly - Landlord
Cresa Partners/Fletcher Baker - Tenant

13.	Exhibits:
	A -	Fundamental Lease Provisions
	B -	Notice of Lease Term Dates
	C -	Rules and Regulations
	D -	Estoppel Certificate

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Each reference in the Lease to any of the Fundamental Lease Provisions shall be construed to include the provisions set forth above as well as all of the additional terms and provisions of the applicable sections of the Lease where such Fundamental Lease Provisions are more fully set forth.

The foregoing Fundamental Lease Provisions are hereby approved.

	For Landlord:		For Tenant:

SHAMROCK MIDDLEFIELD, LLC,		ADTRAN, INC.,
a California Limited Liability Company		a Alabama corporation

By:	/s/	By:	/s/ 3/9/06

Its:	Manager	Its:	Real Estate and Facilities Manager

4/25/06

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EXHIBIT B

NOTICE OF LEASE TERM DATES

To:	ADTRAN, INC.

901 Explorer Blvd.

Huntsville, AL 35806

ATTN: Roger Yanko

Re:	Office Lease dated March , 2006, for ADTRAN, INC., a corporation (the “Tenant”) concerning the office building located at 448 East Middlefield Road, Mountain View, California.

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Premises are available and the Term shall commence on or has commenced on March , 2006 (the “Commencement Date”) for a term of sixty (60) months ending on , 2006 (the “Expiration Date”).

2.	Rent will commence to accrue on March , 2006, with the initial monthly Base Rent in the amount of $10,720.

3.	If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to Shamrock Middlefield, LLC and delivered to CPS, 475 El Camino Real, Santa Clara, California, 95050, Attention: George Reilly.

Landlord:

Shamrock Middlefield, LLC, a Limited Liability Company

By:

Name:

Title:

Agreed to and Accepted by the Tenant as of , 2006.

ADTRAN, INC.,
A corporation

By:
Name:
Title:

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EXHIBIT C

RULES AND REGULATIONS

448 East Middlefield Road

Mountain View, California

Dated:	March 9, 2006

By and between:	SHAMROCK MIDDLEFIELD, LLC, a California Limited Liability Company (“Landlord”) and ADTRAN, INC., a Alabama corporation (“Tenant”).

GENERAL RULES

1.	Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.	Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

3.	Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project

4.	Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5.	Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.	Lessee shall not alter any lock or install new or additional locks or bolts; however, Landlord acknowledges and agrees that Lessee may install a proprietary access security system at the Premises.

7.	Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities by its employees, invitees, or agents. No foreign substances of any kind are to be inserted therein.

8.	Lessee shall not deface the walls, partitions or other surfaces of the premises or Office Building Project.

9.	Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

10.	Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessors knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11.	Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor where such consent shall not be unreasonably withheld, conditioned, or delayed.

12.	Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13.	No window coverings, shades or awnings shall be installed or used by Lessee without approval of Landlord.

14.	No Lessee, employee or invitee shall go upon the roof of the Building/Premises, unless such action is for maintenance, improvements or other activities as required and/or permitted in accordance with the terms of the Lease.

15.	Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes is areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

16.	Other than soda, sandwich and/or snack machines at its employee break room(s), Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessors written consent which consent shall not be unreasonably withheld or conditioned.

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17.	Except for the use of coffee-makers, microwaves, toasters, and similar small appliances typically used at employee breakrooms and kitchenettes, the Premises shall not be used for lodging or manufacturing, cooking or food preparation.

18.	Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

19.	Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

20.	Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

21.	Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1.	Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles”. Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles”.

2.	Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

3.	Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

4.	Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5.	Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

6.	Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

7.	The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8.	Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

9.	Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

10.	Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

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EXHIBIT D

ESTOPPEL CERTIFICATE

To:	Shamrock Middlefield, LLC

c/o Devcon Construction

690 Gibraltar Drive

Milpitas, California 95035

Attention: Bret Sisney

ADTRAN, INC., a                      corporation, (the “Tenant”) hereby certifies as follows:

1. The undersigned is the Tenant under that certain Office Lease dated March     , 2006 (the “Lease”), executed by Shamrock Middlefield, LLC, a Limited Liability Company (“the Landlord”) as the Landlord and the undersigned as the Tenant, coveting the property located at 448 East Middlefield Road, Mountain View, California (the “Premises”).

2. Pursuant to the Lease, the Tenant has leased approximately 13,400 square feet of space (the “Building”) at the Premises, and, as a security deposit, has provided Landlord with the sum of $22,780.00. The term of the Lease commenced on March     , 2006, and the expiration date of the Lease is March     , 2011. The Tenant has paid rent through             , 20     . The next rental payment in the amount of $         is due on             , 20     and the Base Rent increases during the term of the Lease. The Tenant is required to pay all annual operating expenses for the Premises.

3. The Lease provides for an option to extend the term of the Lease for five (5) years. The rental rate for such extension term is as follows: 100% of existing market, and in no event less than the final rent paid in the initial term, with annual increases of a minimum of three percent (3%) and a maximum of five percent (5%) tied to the CPI. Except as expressly provided in the Lease, and other documents attached hereto, the Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Premises, nor any preferential right to purchase all or any part of the Premises.

4. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between the Tenant and the Landlord with respect to the Premises. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):                                              .

5. All space and Improvements leased by the Tenant have been completed and furnished in accordance with the provisions of the Lease and the Tenant has accepted and taken possession of the Premises.

6. To the best of Tenant’s actual knowledge, the Landlord is not in default in the performance of any of the terms and provisions of the Lease. The Tenant is not in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

7. To the best of Tenant’s actual knowledge, there are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to the Tenant, except as follows:                                              .

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8. The Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises except as follows: (if none, state “none”):

This Estoppel Certificate is given to                      with the understanding that                      will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to                                         . Following any such conveyance, the Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the                      and its successor in interest as if no purchase had occurred.

DATED:             , 20

The “Tenant”:

ADTRAN, INC. A corporation

By:
Name:
Title:

[ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]

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EXTENSION OF LEASE

This Extension of Lease is made on August 13, 2010, between Shamrock Middlefield, LLC, a California Limited Liability Company (“Lessor”), whose address is do Devcon Construction 690 Gibraltar Drive, Milpitas, CA 95035, Attic Brat Sisney, and ADTRAN (“Lessee”), whose address is 901 Explorer Boulevard, Huntsville, AL 35806, who agree as follows:

1.	RECITALS: This Extension of Lease is made with reference to the following facts and objectives:

a.	Lessor and Lessee entered into a written lease dated March 13, 2006, (the “Lease”), in which Lessor leased to Lessee, and Lessee leased from Lessor, premises commonly known 88488 E Middlefield Road, Mountain View, California, (the Premises”).

b.	The term of the lease expires on March 12, 2011.

2.	AGREEMENT. The parties desire to amend the lease in several respects.

a.	EXTENSION OF TERM. The term of the lease shall be extended for an additional period of sixty (60) months from and after March 13, 2011, so that the term of the lease shall extend to and including March 12, 2016, (the “Extended Term”).

b.	MONTHLY RENT. Commencing March 13, 2011 the monthly rent for the Extended Term as provided for in the attached email proposal, Exhibit ‘A1’, shall be $1.50 per square foot triple net with $0.05 annual Increases beginning in the thirteenth (13th) month of the Extended Term and shall be payable pursuant to the provisions of the Lease.

c.	TENANT FINISH: Landlord shall not be required to provide any tenant improvements as an incentive to the Extension of Lease.

d	COMMISSIONS: There are no real estate agents engaged In this Extension of Lease and, therefore, no commissions are due.

Except as set forth in this Extension of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

Dated:	8/23/10	Dated:	August 20, 2010

Lessor:	Shamrock Middlefield, LLC	Lessee:	ADTRAN, Inc.

By:	/s/	By:	/s/ James E. Matthews

By:	Manager	By:	James E. Matthews, VP, CFO

Consult your professional advisors: this document has been prepared for submission to your attorney, tax accountant or other professional advisor for approval from the standpoint of protection of your interests end rights. No representation or recommendation is made by Cassidy Turley CPS, The Commercial Property Services Company, or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction relating thereto. Address these questions to your attorney and/or other professional advisors.

EXHIBIT ‘A-1’

From: ROGER YANKO

Sent: Monday, August 02, 2010 2:47 PM

To: ‘George Reilly’

Subject: FW: ADTRAN Lease Extension 448 E. Middlefield Rd, Mt View, Ca

George,

ADTRAN appreciates Shamrock Middlefield Partners’ below offer for a lease extension. ADTRAN has been a tenant at 448 Middlefield Road for about 5 years. As you might recall, we secured the lease in a fast-track manner for a newly acquired company. While the space was not necessarily fit-to-order, we have been able to make it work and have enjoyed our tenancy there. ADTRAN is currently experiencing some growth and, if feasible, there could be some advantages to extending are current lease.

However, as I discussed with you last week, ADTRAN has been made aware of a number of other offers and deals in the San Jose office market which could substantially reduce our rental cost. We understand the current market forces, and also realize that every property and owner has a different set of circumstances

Therefore, in response to the below offer ADTRAN proposes to extend the lease as follows:

Lease Extension Term: Five (5) years

Lease Extension Commencement Date: March 13, 2011 (upon expiration of current lease term)

Base Rental Date: Year 1: $1.50 nnn prsf

                  Years 2-5: annual increases of $0.05 prsf on anniversary dates of Commencement Date

Tenant Finish: Landlord shall not be required to provide any tenant improvements as an incentive to the lease extension.

Commissions: I am representing ADTRAN; there are no other real estate agents engaged in this lease extension

We would appreciate a response to our above counter offer by 8/6/10. If the above is acceptable, please email a lease extension agreement to me for our review and execution.

I am tentatively scheduled to be traveling during the weeks of 8/9/10 and 8/16/10. If we have not executed a lease extension prior to my travels, I can arrange to meet with you within the next two weeks.

Please do not hesitate to contact me if I can be of assistance.

Regards,

Roger Yanko

Director, Corporate Real Estate and Facility Management

ADTRAN, Inc.

901 Explorer Blvd.

Huntsville, AL 35806

Tele: 256-963-8621

Fax. 256-963-6869

roger.yanko@adtran.com

EXHIBIT B

Floor Plan of Subleased Premises

ADTRAN Confidential	Page 14

EXHIBIT C

List of Personal Property

Quantity	Item Description	Notes
25	White boards	Various sizes
5	Cork boards	There are a couple of hybrid 1/2 white board, 1/2 cork boards in this count
18	Pictures/Artwork	Anything remaining on the walls that owner doesn’t want
1	Locked, cased bulletin board
1	PenTab paper easel
1	PenTab whiteboard easel
6	Emergency evacuation map holders
1	Mounted projector screen	In Room 107
63	Trash/recycling containers
1	Reception desk
1	Lobby coffee table
4	Lobby chairs
1	Conference table (in conference room off lobby)
10	Conference chairs (in conference room off lobby)
55	Aluminum filing cabinet pedestals from cubicles (2 and 3 drawers)	+ / - a couple, there is a lot of junk blocking the cubicles, so difficult to get an accurate count
17	Aluminum 2-drawer filing cabinet laterals from cubicles	+ / - a couple, there is a lot of junk blocking the cubicles, so difficult to get an accurate count
8	Round meeting tables
32	Light mauve-colored chairs with wooden frames
1	Rectangular, curved table (approx. 6’ x 3’)
1	Colorful, patterned loveseat
2	Matching lounge chairs to above loveseat
3	4 ft. tall, wooden bookcases
1	Conference room table	In Room 107
20	Dark mauve-colored, high-back conference room chairs	In Room 107
3	Utility tables (approx. 5’ x 1.5’)
1	4-drawer, aluminum lateral file containing office supplies
1	Paper cutter
1	Library book cart	In women’s bathroom shower area
18	Storage shelving units	In various locations
1	Wooden, rectangular conference table (approx. 7’ x 4’)
2	Plastic, folding Costco tables (4’ x 2.5’)
1	Workbench with lower shelf, lined with static mat on top surface	In lab
1	Furniture dolly
1	Blue static mat	Currently location on desktop of cubicle bullpen area

ADTRAN Confidential	Page 15

EXHIBIT C

List of Personal Property

1	Janitor closet shelf and all remaining janitorial supplies
1	Box of florescent tube light bulbs
2	White lab benches (approx. 5.5’ x 2.5’)
1	Blue lab bench (approx. 5.5’ x 2.5’)
1	Blue lab bench (approx. 7’ x 3’)
1	Framed stair-ladder on wheels
3	Picnic tables (one with an umbrella)	Located outside
1	Kitchen refrigerator
1	Mail standing holder/sorter
1	Small kitchen storage cabinet w/ top drawer
1	First Aid kit

ADTRAN Confidential	Page 16

EXHIBIT D

Copy of Master Landlord’s Signed Consent to this Sublease

[Attached]

ADTRAN Confidential	Page 17

CONSENT TO SUBLEASE

Reference is made to that certain lease dated March 9, 2006, as the same was amended per Extension Of Lease on August 13, 2010 (the “Master Lease”), by and between Shamrock Middlefield, LLC a California Limited Liability Company (the “Landlord”), and ADTRAN, Inc., a Delaware corporation (the “Tenant”), regarding certain premises consisting of approximately 13445 rentable square feet of the building (the “Building”) located at 448 East Middlefield Road, Mountain View, California (Premises). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Master Lease.

Reference is also made to that certain Sublease (the “Sublease”) of even date herewith, between Tenant, as sublandlord, and Mobile Iron, Inc., a Delaware corporation, as subtenant (the “Subtenant”), made with respect to Subtenant’s use of the “Subleased Premises,” defined and described in the Sublease Agreement and subject to the terms thereof.

Landlord hereby grants its consent to the Sublease Agreement on the following terms and conditions as stated in this consent to sublease (this “Consent Agreement”):

1. Tenant and Subtenant hereby represent and warrant that attached hereto as Exhibit A is a true, correct, and complete copy of the Sublease Agreement, and that the Sublease Agreement constitutes the entire agreement of Tenant and Subtenant with respect to the matters therein described. Tenant and Subtenant agree that the Sublease Agreement will not be modified or amended in any way without the prior written consent of Landlord. Tenant and Subtenant represent and warrant to Landlord that no compensation or consideration of any kind for the use of the Subleased Premises other than as set forth in the Sublease Agreement has been or will be paid by Subtenant to Tenant in connection with the Sublease. Subtenant has read and understands the terms of the Master Lease, which is attached to and incorporated in the Sublease Agreement, and agrees that the Sublease Agreement is, in all respects, subject to and subordinate to the Master Lease.

2. Landlord grants its consent to the use of the Subleased Premises by Subtenant for the uses as allowed by the Master Lease and no other use. Landlord does not hereby consent to any future expansion of the Subleased Premises by Subtenant or to any extension, renewal, or other extension of the term of the Sublease Agreement, notwithstanding anything in the Sublease Agreement to the contrary.

3. This Consent shall in no way release Tenant from any of its covenants, agreements, liabilities, and duties under the Master Lease, all of which Tenant agrees it remains responsible for paying or performing, as the case may be, including, without limitation, the payment for all rent and other sums now and/or hereafter becoming payable thereunder. Nothing herein shall be treated as a waiver or release of Tenant’s obligation to obtain Landlord’s consent to any further or future subletting or assignment.

4. Subtenant shall pay all amounts due from Subtenant to Tenant pursuant to the Sublease Agreement, in accordance with the terms of the Sublease Agreement. Landlord acknowledges that Subtenant’s Base Rent under the Sublease Agreement is more than Tenant’s Base Rental rate under the Master Lease and in accordance to Section 15.1 of the Master Lease, Tenant agrees to remit to Landlord out of the Base Rent payable by Subtenant, fifty percent (50%) of the excess of (a) the base rent paid by Subtenant to Tenant, over (b) the Basic Rent due by Tenant under the Master Lease that is attributable to the Subleased Premises, after deducting Tenant’s reasonable brokerage commissions, attorney’s fees, and rental concessions. Tenant and Subtenant each hereby acknowledge and agree that, upon notice from Landlord to Subtenant that Tenant is in default of its obligations to Landlord under the Master Lease, Subtenant shall thereafter pay any monies due under the Sublease Agreement directly to Landlord, and Tenant hereby directs Subtenant to abide by any such direction from Landlord. Under no circumstances will Subtenant be liable to Landlord for any damages, rent, cost, expenses, or other sums owed by Tenant to Landlord under the Master Lease due to a breach of the Master Lease by Tenant.

5. Tenant hereby assigns to Landlord, as security for the timely payment and performance of Tenant’s obligations under the Master Lease, all Tenant’s rights in the Sublease and all supporting obligations arising out of the Sublease Agreement (collectively, the “Rights”), such Rights being subject to the provisions of Paragraph 4 above; provided, however, that unless and until there is a Tenant default under the terms of the Master Lease that remains uncured after any applicable notice or cure period, if any (an “Uncured Default”), Tenant shall be entitled to a revocable license entitling it to exercise the Rights, subject to the provisions of Paragraph 4 above. Tenant represents to Landlord that: (i) Tenant is the sole owner of all the Rights; (ii) except in favor of Landlord, there have not been and will not be any other grants of security interests in the Rights; and (iii) upon request of Landlord, Tenant shall execute and deliver such financing statements and other documents as Landlord may reasonably request to (a) evidence, confirm, and perfect the security interests granted hereby, and/or, (b) after an Uncured Default, to exercise any of the Rights and/or realize upon the collateral affected by the security interests granted hereby. Any breach of the foregoing representations shall be deemed an Uncured Default. Following an Uncured Default, Landlord may collect directly from Subtenant any and all rent due under the Sublease Agreement. The foregoing shall not obligate Landlord to pay or perform any of Tenant’s obligations arising out of the Sublease Agreement and Landlord shall, in no instance, be liable for any default of Tenant under the Sublease Agreement.

6. Upon the expiration or earlier termination of the Master Lease, the Sublease Agreement and the term thereby granted shall, at Landlord’s election, given by written notice to Subtenant, expire and come to an end as of the effective date of such expiration or termination, and Subtenant shall vacate the Subleased Premises on or before such date. In case of the failure of Subtenant so to vacate, Landlord shall be entitled to all the rights and remedies which are available to a Landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Master Lease in the event that Tenant holds over after the expiration of the Master Lease.

7. Except to the extent expressly set forth herein, this Consent Agreement shall not (a) modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions in the Master Lease; (b) waive any breach thereof, or any rights of Landlord against any party liable or responsible for the performance thereof; or (c) enlarge or increase Landlord’s obligations under the Master Lease. Notwithstanding the foregoing or anything to the contrary in this Consent Agreement, the Sublease or the Master Lease, the waiver of subrogation provisions contained in Section 11.2 of the Master Lease shall be deemed a three-party agreement binding among and inuring to the benefit of Tenant, Subtenant and Landlord.

8. Tenant and Subtenant agree that Landlord is not responsible for the payment of any commission or fees in connection with this transaction and they each jointly and severally agree to indemnify and hold harmless Landlord from and against any claims, liabilities, losses, or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for commissions or fees by any broker or agent in connection with this transaction.

9. Notwithstanding anything in this Consent Agreement to the contrary, Landlord may directly enforce Subtenant’s obligations under the Sublease Agreement if Subtenant’s failure to perform such obligations causes Tenant to fail to perform its obligations under the Master Lease. At any time following thirty (30) days’ prior notice to each of Tenant and Subtenant (except in cases of emergency, noncompliance with laws, or health hazards as determined by Landlord, when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Subtenant under the Sublease Agreement, and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid by Tenant to Landlord as additional rent, on demand, together with interest thereon, from the date of payment by Landlord to the date of reimbursement by Tenant, at the rate provided in the Master Lease.

10. Any notice required or permitted to be given under the Sublease Agreement shall also be delivered to Landlord, in the same manner of the notice to Tenant or Subtenant, as the case may be, addressed as follows:

C/o Bret R. Sisney

Devcon Construction Incorporated

690 Gibraltar Drive,

Milpitas, CA 95035

11. This Consent Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

12. Landlord reserves the right provided in the Master Lease to require Tenant to remove any alterations or improvements to the Premises or the Subleased Premises, whether made by or on behalf of Tenant or Subtenant, except in regards to any such alterations and/or improvements which Landlord has previously exempted from the restoration requirements of section 22.1 Surrender of Premises of the Master Lease. Notwithstanding anything in the Sublease Agreement to the contrary, any improvements to be made to the Subleased Premises by Subtenant and/or Tenant are not hereby approved and require separate written approval by Landlord prior to commencement thereof, in accordance with the Master Lease.

13. Tenant represents to Subtenant and Landlord that, to the best knowledge of Tenant, Landlord is not in default of any of its obligations arising under the Master Lease, and, to the greatest extent not prohibited by law, Tenant hereby releases and waives all claims for any existing Landlord defaults, if any. All covenants of Landlord and Tenant are independent, and all covenants, agreements, terms, provisions, and conditions of the Master Lease are hereby declared to be in full force and effect. In the event of any conflict between the terms of this Consent Agreement and the Sublease Agreement, the terms of this Consent Agreement shall prevail; provided, however, that as between Tenant and Subtenant only, the terms and provisions of the Sublease shall govern and control.

14. Tenant and Subtenant each represent and warrant to Landlord that this Consent Agreement has been duly authorized, executed, and delivered by and on behalf of such party and constitutes the valid, enforceable, and binding agreement of such party.

15. This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

16. It is hereby agreed that the indemnification obligations of Tenant under Section 12 of the Master Lease shall also apply to Subtenant with respect to Subtenant’s use of and occupancy of the Subleased Premises during the term of the Sublease.

17. It is hereby agreed that the Tenant’s obligations with respect to insurance under Section 11 of the Master Lease shall also apply to the Subtenant.

[signatures on following page]

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Being duly authorized, witness our hands and seals as of this 12th day of September, 2013.

TENANT:

ADTRAN, Inc.

By:	/s/ Michael Foliano
	Name:	Michael Foliano
	Title:	SVP

SUBTENANT:

Mobile Iron, Inc.

By:	/s/ Jim Buckley
	Name:	Jim Buckley
	Title:	CFO

LANDLORD:

Shamrock Middlefield, LLC

By:	/s/ Bret Sisney
	Name:	Bret Sisney
	Title:	Manager